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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Immunomedics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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November 2, 2016

Dear Fellow Stockholders:

        I am pleased to invite you to our 2016 Annual Meeting of Stockholders, which will be held on Wednesday, December 14, 2016, at 10:00 a.m., local time, at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our business and research and development efforts, as well as our pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

        On the pages after this letter, you will find the notice of our 2016 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on November 2, 2016, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 19, 2016, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the proxy card in the envelope provided. You will find voting instructions in the Notice and proxy statement and on the proxy card. If your shares are held in "street name"—that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record that you must follow for your shares to be voted.

        With many thanks for your ongoing support and continued interest in Immunomedics, I am,

Sincerely yours,

CYNTHIA L. SULLIVAN President and Chief Executive Officer

IMMUNOMEDICS, INC.
300 The American Road
Morris Plains, New Jersey 07950

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Date	Wednesday, December 14, 2016.
Time	10:00 a.m., local time.
Place	300 The American Road, Morris Plains, New Jersey 07950.
Proposals	1.	Elect five directors to serve for a term of one year until the 2017 Annual Meeting of Stockholders;
	2.	Approve, on an advisory basis, compensation of our named executive officers;
3.
Approve the amendment and restatement of the Company's certificate of incorporation, as amended, to increase the maximum number of authorized shares of the Company's capital stock, all classes, from 165,000,000 shares, consisting of (i) 155,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), to 205,000,000 shares, consisting of (x) 195,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock;
	4.	Ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and
	5.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.
Record Date	Only stockholders of record at the close of business on the record date, October 19, 2016, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.
Stock Transfer Books
The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

        Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on November 2, 2016, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 19, 2016, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

On behalf of the Board of Directors,

CHAU CHENG, Secretary

November 2, 2016

IMMUNOMEDICS, INC.
300 The American Road
Morris Plains, New Jersey 07950
www.immunomedics.com

PROXY STATEMENT—2016 ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement contains information about the 2016 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950, on Wednesday, December 14, 2016, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as "Immunomedics," the "Company," "we" or "us."

        We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

        Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on November 2, 2016, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 19, 2016, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 is available on the Internet at www.proxyvote.com or through the SEC's electronic data system, called EDGAR, at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?	Each share of our common stock that you owned as of the close of business on October 19, 2016, the record date for the 2016 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 105,977,580 shares of Immunomedics common stock issued and 105,942,855 shares of Immunomedics common stock outstanding and entitled to vote. Accordingly, there are an aggregate of 105,942,855 votes entitled to be cast at the Meeting.
HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

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Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-690-6903 (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.proxyvote.com and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

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By Mail. If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to Broadridge. A postage prepaid envelope addressed to Broadridge will be provided with requested printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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In Person at the Meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in "street name" (held for your account by a broker or other nominee) you may vote:
• Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.
• By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

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In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:
• Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.
• Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.
• Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.
WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.proxyvote.com and following the instructions contained on that website.

If your shares are held in "street name," your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers' unvoted shares on matters that the New York Stock Exchange, or NYSE, determines to be "routine." If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, and Proposal 2, the advisory vote on executive compensation, are not considered routine matters. Proposal 3, the approval of the Amended and Restated Certificate of Incorporation, and Proposal 4, the ratification of the independent registered public accounting firm, are currently considered routine matters. We therefore strongly encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

IF I DO NOT GIVE INSTRUCTIONS TO MY BANK OR BROKER, WHAT MATTERS DOES MY BANK OR BROKER HAVE AUTHORITY TO VOTE UPON?
Pursuant to NYSE Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in "street name" is prohibited. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the NYSE determines to be "routine," but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, approval of the Amended and Restated Certificate of Incorporation and the ratification of the independent registered public accounting firm are routine matters, while the election of our directors and approval of the compensation of our named executive officers are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. As a result, we strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?
A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?
Proposal 1—Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. If your broker holds your shares in "street name," and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm since such matter is not considered routine. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes do not count as votes "FOR" or "AGAINST" any nominee, but will be counted in determining whether there is a quorum for the Annual Meeting. You may vote FOR any one or more of the nominees, AGAINST any one or more of the nominees or ABSTAIN from voting FOR or AGAINST any one or more of the nominees. Abstentions and broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.
Proposal 2—Advisory Vote to Approve Compensation of our Named Executive Officers.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. This vote is advisory in nature and is not binding on, nor does it overrule, any decisions of the Company, the Board or the Compensation Committee. In the event that a majority of the votes cast are against this proposal, however, the Board and the Compensation Committee will carefully consider the outcome of the vote and the reasons therefore when making future decisions on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they will not be counted as votes cast.
Proposal 3—Approval of the Amended and Restated Certificate of Incorporation.

To approve Proposal 3, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock outstanding and entitled to vote at the meeting must vote FOR the proposal. Abstentions will have the same effect as a vote against the proposal. As Proposal 3 is a routine matter, broker non-votes will not occur with respect to this proposal.

Proposal 4—Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017.

To approve Proposal 4, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. Abstentions will have no effect on the outcome of the vote, as they will not be counted as votes cast. As Proposal 4 is a routine matter, broker non-votes will not occur with respect to this proposal.
The inspector of election appointed for the 2016 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

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FOR Proposal 1—elect our five nominees to the Board of Directors for a one-year term ending at the 2017 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified;

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FOR Proposal 2—advisory vote to approve the compensation of our named executive officers;

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FOR Proposal 3—approve the amendment and restatement of our Certificate of Incorporation; and

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FOR Proposal 4—ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?
We do not know of any other matters that may come before the Annual Meeting other than the election of directors and ratification of the independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.
WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?
We intend to announce preliminary voting results at the Annual Meeting. We will publish final results in a current report on Form 8-K, which will be filed with the Securities and Exchange Commission, or SEC, no later than four business days following the Annual Meeting. To request a printed copy of our filings with the SEC, please write to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com. You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC's electronic data system, called EDGAR, at www.sec.gov. Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?
We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.
HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?
As permitted by the rules adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on November 2, 2016, we will begin mailing a Notice to all stockholders of record as of October 19, 2016, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials by mail or email will remain in effect until you terminate it. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, are also available on the Internet site at www.proxyvote.com. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board of Directors has nominated five people to serve as members of the Board of Directors until the 2017 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and each has previously been elected by our stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.

        Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. David M. Goldenberg, Ms. Cynthia L. Sullivan, Mr. Brian A. Markison, Ms. Mary E. Paetzold and Mr. Don C. Stark for election at the 2016 Annual Meeting of Stockholders to serve until the 2017 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of October 1, 2016, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve or served as a member of the Board of Directors. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. There is currently a vacancy on the Board of Directors related to the resignation of Mr. Arthur S. Kirsch on October 13, 2016. The Board of Directors has begun a search for a qualified candidate to fill the vacancy.

NOMINEES FOR DIRECTORS

Dr. David M. Goldenberg	Principal occupation: Chairman of the Board of Directors and Chief Scientific Officer and Chief Patent Officer, Immunomedics, Inc.
Age: 78	Prior business experience:
Director since: 1982	• Founded Immunomedics, Inc. in 1982.
• Chief Executive Officer from July 1982 through July 1992; February 1994 through May 1998; and July 1999 through March 2001.
• Chief Strategic Officer from July 2003 through June 2007.
• Chief Scientific Officer from March 2001 through June 2003 and from July 2007 to present.
• Chief Medical Officer from July 2007 to December 2014.
• Chief Patent Officer from August 2015 to present.
• Currently serves as the Chairman of the Board of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.
• Served as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center from September 1983 to June 2015.

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Served as the President and Chief Executive Officer of the Garden State Cancer Center, a subsidiary of the Center for Molecular Medicine and Immunology, and a Trustee of the Garden State Cancer Center Foundation from July 1990 to June 2015.

Cynthia L. Sullivan	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.
Age: 61	Prior business experience:
Director since: 2001	• Joined Immunomedics, Inc. in 1985.
• President and Chief Executive Officer since March 2001.
• Previously served as President of Immunomedics, Inc. from December 2000 to March 2001; and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000.
• Concurrently serves as President of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.
Brian A. Markison	Principal occupation: Healthcare Industry Executive at Avista Capital Partners, a leading private equity firm, since September 2012.
Age: 57	Prior business experience:
Director since: 2004 Compensation Committee Governance and Nominating Committee Audit Committee Research & Development Committee Lead Independent Director

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President and Chief Executive Officer of Fougera Pharmaceuticals Inc., from July 2011 to July 2012.

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President and Chief Executive Officer of King Pharmaceuticals, Inc. from 2004 to 2011.

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President of the Oncology, Virology and Oncology Therapeutics Network Businesses of Bristol-Myers Squibb from 2002 until 2004.

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From 1998 to 2001, Mr. Markison served variously as Senior Vice President, Neuroscience/Infectious Disease; President, Neuroscience/Infectious Disease/Dermatology; and Vice President, Operational Excellence and Productivity of Bristol Myers Squibb.

Directorships: Mr. Markison has served as Chairman of the Board of Directors for Lantheus Medical Imaging, Inc., a global leader in developing, manufacturing and distributing innovative diagnostic imaging agents, since 2012, and has served as Chairman of the Board of Directors of Rosetta Genomics, Ltd., a leading developer of microRNA-based molecular diagnostics, since April 2011. He has also been a member of the Board of Directors of Alere Inc., a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health information solutions, since 2013, and of PharmAthene, Inc., a biodefense company developing medical countermeasures against biological and chemical threats, since September 2011. From July 2011 to July 2012, Mr. Markison served on the Board of Directors of Fougera Pharmaceuticals, Inc., a company created from the acquisition of Nycomed A/S by Takeda Pharmaceuticals, (which was acquired by Novartis AG, effective July 23, 2012).

Mary E. Paetzold	Principal occupation: Chief Financial Officer of SMG Indium Resources Ltd., a company formed to stockpile indium, since July 2011.
Age: 67	Prior business experience:
Director since: 2001 Audit Committee Compensation Committee Governance and Nominating Committee

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Adjunct Professor, Cameron School of Business, University of North Carolina—Wilmington from 2008 to 2009.

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Vice President, Chief Financial Officer, Secretary, and Treasurer of Ecogen, Inc., from 1994 to 2000, member of the Ecogen, Inc. Board of Directors from 1996 to 1997.

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Served as audit partner and as SEC reviewing partner at KPMG LLP, an independent registered public accounting firm, prior to 1994.

Public company directorships: From February 2003 to July 2011 served as a member of the Board of Directors and Chair of the Audit Committee of Orthovita, Inc., a specialty spine and orthopedic company with orthobiologic and biosurgery products (which was acquired by Stryker Corporation, effective June 27, 2011).
Don C. Stark	Principal occupation: Chief Executive Officer and President of Whistler Associates, Inc., a marketing and strategic planning consulting firm for companies focused on oncology, since 1996.
Age: 62	Prior business experience:
Director since: 2005 Audit Committee Governance and Nominating Committee Research and Development Committee

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Partner and member of the Board of Directors of Strategic Answers, Inc., a strategic planning consulting firm, from 2002 to 2012,.

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From 1980 to 1995, served in various market research, marketing and business development positions at Bristol-Myers Squibb Oncology Division, Immunex and Repligen, all in the fields of oncology and immunology.

Vote Required and Board Recommendation

        If a quorum is present, the election of each nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting for each nominee. Abstentions and broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT EACH OF OUR FIVE NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2017 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—ADVISORY (NON-BINDING) VOTE TO APPROVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a "Say-on-Pay" vote.

        The advisory vote on executive compensation is a non-binding vote on the compensation of our "named executive officers," as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the "Compensation Discussion and Analysis" section starting on page 31 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2016 compensation of our named executive officers.

        The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company's stockholders recommended, on an advisory basis, that the frequency of the stockholder vote on the compensation of our named executive officers occur every year. As such, the next advisory vote to approve compensation of our named executive officers will be conducted at our 2017 Annual Meeting of Stockholders.

        The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

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  Ensure executive compensation is aligned with our corporate strategies and business objectives.

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  Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

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  Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

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  Provide an incentive for long-term continued employment with our Company.

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  Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

        The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

        Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.

        Stockholders will be asked at the 2016 Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

        RESOLVED, that the stockholders of Immunomedics, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company's definitive proxy statement for the 2016 Annual Meeting.

        Approval of this resolution requires the affirmative vote of a majority of the shares of Immunomedics' common stock voted at the 2016 Annual Meeting. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Vote Required and Board Recommendation

        If a quorum is present, approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Description of Proposal

        The Company's Certificate of Incorporation, as amended (the "Certificate") currently authorizes the Company to issue up to 165,000,000 shares of stock, all classes, consisting of (i) 155,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. On October 18, 2016, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the Company's Certificate to increase the maximum number of shares of the Company's stock authorized to 205,000,000 shares of stock consisting of: (x) 195,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock.

        The Board of Directors has determined that an increase in the number of shares authorized for issuance, thereby increasing the number of shares of Common Stock authorized for issuance, is in the Company's best interests. The proposed increase in the number of shares of Common Stock authorized for issuance will ensure that shares will be available, if needed, for issuance in connection with grants of equity awards under our equity incentive plans, possible acquisitions, partnering, financings, potential share purchases under existing licensing agreements, and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes, without delay or the necessity for a special stockholders' meeting, would be beneficial to the Company. The Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment and restatement. No further action or authorization by the Company's stockholders would be necessary prior to the issuance of the additional shares of Common Stock, unless required by applicable law or regulatory agencies or by the rules of any stock market on which the Company's securities may then be listed. A copy of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

        The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

Outstanding Capital Stock and Shares of Capital Stock Available for Issuance

        As of October 19, 2016, 105,977,580 shares of Common Stock were issued and 105,942,855 shares were outstanding, an aggregate of 6,179,570 shares of Common Stock were reserved for issuance upon the exercise of outstanding options granted under our existing stock plans, an aggregate of 9,543,678 shares of Common Stock were reserved for issuance upon the exercise of future option grants under such plans, and 11,000,000 shares of common stock were reserved for issuance upon the exercise of outstanding warrants. No shares of Preferred Stock were issued and outstanding. As a result, as of October 19, 2016, we have 2,715,812 shares of Common Stock available for issuance. If the proposed amendment and restatement is approved, 40,000,000 additional shares of Common Stock would be authorized but unissued, resulting in a total of 42,715,812 shares of Common Stock available for future issuance.

Potential Anti-Takeover Effect and Other Provisions

        The proposal to increase the number of shares of Common Stock that we are authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable. The authority of our Board of Directors to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock and Preferred Stock then outstanding. The additional shares of Common Stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid that our Board of Directors determines not to be in the best interests of the Company or our stockholders. We are not currently aware of any pending or proposed transaction involving a change in control. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover. Our Board of Directors does not currently have any plans to implement additional measures that may have an anti-takeover effect.

        Various provisions of our Certificate, our Amended and Restated Bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of the Company by a third party that is opposed by our Board of Directors, including the following: (a) authorization of "blank check" preferred stock that could be issued by our Board of Directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) non-cumulative voting for Directors; (c) control by our Board of Directors of the size of our Board of Directors; and (d) advance notice requirements for proposing matters that can be acted upon by our stockholders at stockholder meetings.

        We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation's voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation's voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of the Company with respect to transactions not approved in advance by our Board of Directors, including takeover attempts that might result in a premium over the market price of our Common Stock.

Proposed Amendment and Restatement

        The Stockholders are being asked to consider and vote upon a proposed amendment and restatement of the Company's Certificate to increase the maximum number of shares of the Company's stock authorized from 165,000,000 shares of stock, all classes, to 205,000,000 shares of stock consisting of: (i) 195,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. Although the Company has no present intent to issue any additional shares of Common Stock, the Board of Directors believes that the additional shares of Common Stock would provide the Company with added flexibility in connection with its future financing and stock issuance requirements, including with respect to possible future stock splits, if any.

Vote Required and Board Recommendation

        If a quorum is present, approval of the Amendment and Restatement of our Certificate of Incorporation requires the affirmative vote of a majority of Immunomedics common stock outstanding and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal.

As this proposal is deemed a routine matter, broker non-votes will not occur with respect to this proposal.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

 PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee, with the approval of the Board of Directors, has selected the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017. KPMG LLP has been engaged by us to audit our consolidated financial statements since September 2013. KPMG LLP has advised our Audit Committee that it is "independent" of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended.

        A description of the services provided by KPMG LLP, and the fees we paid for such services, can be found under the heading "Fees of Our Independent Registered Public Accounting Firm" on page 58 of this proxy statement.

        During the Company's fiscal year ended 2016 and through September 30, 2016, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

        The affirmative vote of a majority of the shares voted at the 2016 Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

        A representative of KPMG LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

        If a quorum is present, ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote. As this proposal is deemed a routine matter, broker non-votes will not occur with respect to this proposal.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2017.

OWNERSHIP OF OUR COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 19, 2016 for: (i) the executive officers named in the "Summary Compensation Table" on page 44 of this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

        The SEC deems shares of common stock that may be acquired by an individual or group within 60 days of October 19, 2016 pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 105,942,855 shares of common stock outstanding on October 19, 2016.

Name of beneficial owner**	Number of shares	Percentage of common stock
Dr. David M. Goldenberg(1)	7,249,858	6.8%
Cynthia L. Sullivan(2)	7,312,068	6.8%
Brian A. Markison(3)	228,224	*
Mary E. Paetzold(4)	205,252	*
Don C. Stark(5)	193,626	*
Michael R. Garone	—	*
All Directors and Executive Officers as a group (6 persons)(6)	8,157,589	7.6%
venBio Select Advisor LLC(7)	8,556,957	8.1%
1700 Owens Street, Suite 595 San Francisco, CA 94158
BlackRock, Inc.(8)	6,183,724	5.8%
55 East 52nd Street New York, NY 10022

*
Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

**
Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2016 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.

(1)
Consists of (i) 2,331,417 shares held by Dr. Goldenberg; (ii) 521,540 shares held by Ms. Sullivan, Dr. Goldenberg's wife; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 421,334 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 2,002,171 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 615,870 shares subject to stock options granted to Dr. Goldenberg which are exercisable currently or within 60 days of October 19, 2016; (ix) 719,520 shares subject to stock options granted to Ms. Sullivan which are exercisable currently or within 60 days of October 19, 2016; (x) 152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 3,691,237 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (xi) of the previous sentence.

(2)
Consists of (i) 521,540 shares held by Ms. Sullivan; (ii) 2,331,417 shares held by Dr. Goldenberg, Ms. Sullivan's husband; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 421,334 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 2,002,171 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 615,870 shares subject to stock options granted to Dr. Goldenberg which are exercisable currently or within 60 days of October 19, 2015; (ix) 719,520 shares subject to stock options granted to Ms. Sullivan which are exercisable currently or within 60 days of October 19, 2016; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 3,878,837 shares as listed in items (ii), (iv), (vi), (vii), (viii), (x) and (xi) of the previous sentence.

(3)
Consists of 75,446 shares held directly by Mr. Markison, 138,309 shares subject to stock options exercisable currently or within 60 days of October 19, 2016, and 14,469 restricted stock units which will vest within 60 days of October 19, 2016.

(4)
Consists of 64,174 shares held directly by Ms. Paetzold, 3,300 shares held in her individual retirement account, 123,309 shares subject to stock options exercisable currently or within 60 days of October 19, 2016, and 14,469 restricted stock units which will vest within 60 days of October 19, 2016.

(5)
Consists of 55,848 shares held directly by Mr. Stark, 123,309 shares subject to stock options exercisable currently or within 60 days of October 19, 2016, and 14,469 restricted stock units which will vest within 60 days of October 19, 2016.

(6)
See footnotes 1-6 above regarding shares subject to stock options exercisable currently or within 60 days of October 19, 2016 and restricted stock units which will vest within 60 days of October 19, 2016.

(7)
This information is based solely on a Form 13F report by venBio Select Advisor LLC for the quarter ended June 30, 2016. venBio Select Advisor LLC is an institutional investment manager subject to Section 13(f) of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

(8)
This information is based solely on a Form 13F report by BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors for the quarter ended June 30, 2016. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are the beneficial owners of 2,682,248 shares and 3,501,476 shares, respectively, of the Common Stock outstanding of Immunomedics, Inc. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are institutional investment managers subject to Section 13(f) of the Securities Exchange Act of 1934 and the rules promulgated thereunder. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are subsidiaries of BlackRock, Inc. The securities positions reported by BlackRock Institutional Trust Company, N.A., and BlackRock Fund Advisors are also being reported on behalf of BlackRock, Inc. However, BlackRock, Inc. does not exercise, and therefore disclaims investment discretion, with respect to any Section 13(f) securities positions over which BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors exercise discretion. Prior to a name change which was effective 12/01/2009, BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors reported for 13F purposes as Barclays Global Investors N.A. and Barclays Global Fund Advisors, respectively.

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

        We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices. We also reviewed with our legal counsel and other professional advisors the rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the NASDAQ Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

        Our Board of Directors currently consists of five members. There is currently a vacancy on our Board of Directors related to the resignation of Mr. Arthur S. Kirsch on October 13, 2016. The Board of Directors has begin a search for a qualified candidate to fill the vacancy. In addition, we regularly seek additional qualified candidates to consider joining the Board of Directors.

        The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management's performance and compensation. The Board of Directors oversees Immunomedics' long and short term strategic and business planning, and conducts a year-long process that culminates in the review and approval by our Board of Directors each year of a business plan, a capital expenditures budget and other key financial and business objectives.

        Members of the Board of Directors keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board of Directors and committee meetings, and by actively participating in meetings of the Board of Directors and its committees. We regularly review key portions of our business with the Board of Directors, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board of Directors so that the Board of Directors can become familiar with our key talent.

        In fiscal 2016, the Board of Directors met seven times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served, during the periods during which such director served.

        Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. Dr. Goldenberg, Ms. Sullivan, Mr. Markison, Ms. Paetzold, and Mr. Stark attended the Company's 2015 Annual Meeting of Stockholders.

Director Experience, Qualifications, Attributes and Skills

        We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Our Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies' boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Certain of our directors have experience as senior management of pharmaceutical and biotechnology companies which brings unique perspectives to the Board of Directors. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

        The following highlights the specific experiences, qualifications, attributes and skills of our individual directors, or director nominees, that have led our Governance and Nominating Committee to conclude that these individuals should serve on our Board of Directors:

        Brian A. Markison, our lead independent director who brings extensive research and development, manufacturing and sales experience in the pharmaceuticals and life sciences industries, is a Healthcare Industry Executive at Avista Capital Partners, a leading private equity firm. Previously, he served as President, Chief Executive Officer and a member of the Board of Directors of Fougera Pharmaceuticals Inc. and as President, Chief Executive Officer and Chairman of the Board of Directors of King Pharmaceuticals, Inc. Mr. Markison also serves as the Chairman of the Board of Directors for Lantheus Medical Imaging Inc. and Rosetta Genomics, Ltd., and as a Director for Alere Inc. and PharmAthene, Inc.

        Mary E. Paetzold, has over 40 years of experience in accounting, internal controls and finance functions. Ms. Paetzold was a former partner of KPMG, LLP and is Chief Financial Officer of SMG Indium Resources Ltd.

        Don C. Stark, brings extensive expertise in the fields of oncology and immunology both in marketing and sales through his experience with Bristol-Myers Squibb, Immunex, Repligen and most recently through his position as President and Chief Executive Officer of Whistler Associates, Inc., a marketing and strategic planning consulting firm focused on the field of oncology.

        Cynthia L. Sullivan, our President and Chief Executive Officer, has over 25 years of biopharmaceutical research and development experience in the fields of oncology and immunology. Additionally, Ms. Sullivan brings extensive public company experience through her past director positions with Urigen Pharmaceuticals, Inc. and Digene Corp. Ms. Sullivan currently serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

        Dr. David M. Goldenberg, our founder, Chairman of the Board of Directors, Chief Scientific Officer and Chief Patent Officer, brings over 50 years of research and development experience in the fields of oncology and immunology. Dr. Goldenberg, a pioneer in the development of radiolabeled antibodies for various applications in the detection, diagnosis and therapy of cancer, has received numerous professional awards and recognition from scientific bodies in the United States and around the world.

Board Leadership Structure and Role in Risk Oversight

        Our Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. Since March 2001, our leadership structure has divided the role of Chairman of the Board of Directors and the role of the President and Chief Executive Officer into two positions. Currently, Dr. David M. Goldenberg, our founder, serves as Chairman of the Board, Chief Scientific Officer and Chief Patent Officer, while Cynthia L. Sullivan serves as our President and Chief Executive Officer. Dr. Goldenberg and Ms. Sullivan are married to each other. Since 2009, our Board of Directors has also designated a lead independent director who acts as the leader of the independent directors of the Board of Directors and as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our Chairman of the Board of Directors and President and Chief Executive Officer, provides input to the Chairman in planning agenda for meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Currently, Mr. Markison serves as our lead independent director. Our Board of Directors determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the

Company, the current stage of development of our product candidates and other relevant factors. After considering these factors, our Board of Directors has determined that the individual roles of Chairman of the Board of Directors, and President and Chief Executive Officer, along with a lead independent director, is an appropriate board leadership structure for our company at this time.

        The Board of Directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company's board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board of Directors receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding our risk and control environment.

Business Ethics and Compliance

        Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for our Chief Executive Officer and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our website at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the "Code of Business Conduct"). The Code of Business Conduct satisfies the definition of "code of ethics" under the rules and regulations of the SEC and the standards of the NASDAQ Global Market, and is available on our website at www.immunomedics.com.

Review and Approval of Related Person Transactions

        Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a "related person"). The policy and procedures cover any transaction involving a related person (a "related person transaction") in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

        Any proposed related person transaction must be reported to the Company's President and Chief Executive Officer or the Vice President of Finance and Chief Financial Officer (the "Compliance Officers"). The policy calls for the transaction to be reviewed by the Compliance Officer and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers and, if deemed appropriate, the Board of Directors, will review, and may, if deemed appropriate, ratify the related person transaction.

        A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors of the Company (or an authorized committee of the Board of Directors) after full disclosure of the related person's interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors (or an authorized committee of the Board of Directors) will consider any information considered material to investors and the following factors:

  •
  the related person's interest in the transaction;

  •
  the approximate dollar value of the transaction;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

  •
  the purpose and potential benefit to us of the transaction.

Independence of Non-Employee Directors

        Good corporate governance requires that a majority of the Board of Directors consist of members who are "independent." There are different measures of director independence—independence under listing standards of the NASDAQ Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of Mr. Brian A. Markison, Ms. Mary E. Paetzold and Mr. Don C. Stark are deemed "independent" under applicable law and the listing standards of the NASDAQ Global Market, and accordingly, if all five nominees are elected to the Board of Directors at the 2016 Annual Meeting of Stockholders, we will have a majority of independent directors on our Board.

        Brian A. Markison, a member of the Board of Directors since 2004, was appointed to serve as the Lead Independent Director, for which he is entitled to receive additional compensation as described further below in the section titled "Director Compensation."

Communications with Directors

        Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

        Communications that are intended for the non-management directors generally should be marked "Personal and Confidential" and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company's Secretary.

Committees of the Board

        The Board currently has four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Research and Development Committee. Copies of the charters of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, as each has been adopted by our Board of Directors, can be found on our website www.immunomedics.com. The Board is also empowered to appoint from time to time ad hoc committees to address specific matters. No ad hoc committees took place in fiscal 2016.

 AUDIT COMMITTEE

Members in Fiscal 2016	Responsibilities	Meetings in Fiscal 2016
Ms. Paetzold, Mr. Kirsch & Mr. Stark	The Audit Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.	5

	At each regularly-scheduled Audit Committee meeting, the Audit Committee members meet with Immunomedics' independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

	The current members of the Audit Committee are Ms. Paetzold, Mr. Markison and Mr. Stark. The Board of Directors has determined that each current member and proposed member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Ms. Paetzold satisfies the SEC's criteria for an "audit committee financial expert."

	Ms. Paetzold and Mr. Stark were members of the Audit Committee for the entire fiscal 2016. Mr. Kirsch joined the Audit Committee after his election to the Board of Directors at the 2015 Annual Meeting of Stockholders, and resigned from the Board of Directors and the Audit Committee on October 13, 2016. Mr. Markison was appointed to the Audit Committee on October 20, 2016.
	You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter which can be found on our website at www.immunomedics.com.

Members in Fiscal 2016	Responsibilities	Meetings in Fiscal 2016
Please see also the Audit Committee Report beginning on page 56 of this proxy statement.

COMPENSATION COMMITTEE

Members in Fiscal 2016	Responsibilities	Meetings in Fiscal 2016
Mr. Markison & Ms. Paetzold	The Compensation Committee consists entirely of directors who (i) are "Non-employee Directors" for purposes of Rule 16b-3 under the Exchange Act; (ii) satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are "independent" in accordance with the listing standards of the NASDAQ Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance.	6

	The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the Immunomedics, Inc. 2014 Long-Term Incentive Plan, including the granting and certain terms of stock options and other stock-based awards, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer.
	When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues.

Members in Fiscal 2016	Responsibilities	Meetings in Fiscal 2016
In fiscal year 2016, the Compensation Committee engaged Arthur J. Gallagher & Co. Human Resources & Compensation Consulting Practice ("Gallagher"), formerly James F. Reda & Associates LLC., to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. Gallagher reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. Gallagher has not provided any services to the Company other than those it provides to the Compensation Committee in its role as independent consultant. The Compensation Committee has assessed the independence of Gallagher pursuant to SEC rules and concluded that the work performed by Gallagher does not raise any conflicts of interest.

Our Compensation Committee also monitors and evaluates the adequacy and market competitiveness of our compensation plans and programs and determines whether these plans and programs create incentives for a particular employee group to take actions which could put the Company at undue risk.
Mr. Markison and Ms. Paetzold were members of the Compensation Committee for the entire fiscal 2016.
The charter of the Compensation Committee, which describes all of the Compensation Committee's responsibilities, is posted on our website at www.immunomedics.com.
Please see also the Compensation Committee Report on page 43 of this proxy statement.

 GOVERNANCE AND NOMINATING COMMITTEE

Members in Fiscal 2016	Responsibilities	Meetings in Fiscal 2016
Mr. Markison, Mr. Kirsch, Ms. Paetzold & Mr. Stark	The Governance and Nominating Committee (the "G&N Committee") is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee will consider nominees recommended by our stockholders for election to the Board of Directors at the 2017 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2016 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve.	3

	In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole. The G&N Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, the G&N Committee values diversity on our Board of Directors and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

	In accordance with NASDAQ Rule 5605(e), which requires the G&N Committee to consist solely of independent directors, the G&N Committee is currently comprised of Mr. Markison, Ms. Paetzold and Mr. Stark, who are each deemed to be independent in accordance with the listing standards of the NASDAQ Global Market. Mr. Markison, Ms. Paetzold and Mr. Stark were members of the G&N Committee for the entire fiscal 2016. Mr. Kirsch joined the G&N Committee after his election to the Board of Directors at the 2015 Annual Meeting of Stockholders, and resigned from the Board of Directors and the G&N Committee on October 13, 2016.
	The charter of our Governance and Nominating Committee can be found on our website at www.immunomedics.com.

 RESEARCH AND DEVELOPMENT COMMITTEE

Members in Fiscal 2016	Responsibilities	Meetings in Fiscal 2016
Mr. Stark & Mr. Markison	The Research and Development Committee (the "R&D Committee") oversees all of our research and development programs, and in addition to reviewing budgets and plans for preclinical as well as clinical trials, meets regularly with our Chief Scientific Officer concerning our product candidate pipeline. Mr. Stark and Mr. Markison were members of the R&D Committee for the entire fiscal 2016.	4

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee in fiscal 2016 were Mr. Markison and Ms. Paetzold. No member of the Compensation Committee was at any time during fiscal 2016, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

        We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

        We compensate our non-employee directors for their service as directors. We do not pay directors who are also Immunomedics employees any additional compensation for their service as directors.

Fiscal 2016 Director Compensation Table

        The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2016:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Arthur S. Kirsch(3)	31,500	45,000	45,000	121,500
Brian A. Markison	73,500	45,000	45,000	163,500
Mary E. Paetzold	57,500	45,000	45,000	147,500
Don C. Stark	45,500	45,000	45,000	135,500
Richard L. Sherman(4)	25,250	—	—	25,250

(1)
Consists of amounts described below under "Cash Compensation."

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 8 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

(3)
Mr. Kirsch resigned from the Board on October 13, 2016.

(4)
Mr. Sherman did not stand for re-election at the 2015 Annual Meeting of Stockholders.

Cash Compensation

        Each non-employee director of Immunomedics receives:

Fees*	Fiscal 2016*	For each:
Basic retainer:	$35,000	Fiscal year
Additional retainers:
Lead Independent Director	$25,000	Fiscal year
Chairman of the Audit Committee	$14,500	Fiscal year
Member of the Audit Committee	$7,500	Fiscal year
Chairman of the Compensation Committee	$8,500	Fiscal year
Member of the Compensation Committee	$5,000	Fiscal year
Chairman of the Governance & Nominating Committee	$5,000	Fiscal year
Member of the Governance & Nominating Committee	$3,000	Fiscal year

*
We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors. We do not pay fees on a per meeting basis.

Stock Compensation

        At the Annual Stockholder Meeting on December 3, 2014, our stockholders approved the Immunomedics, Inc. 2014 Long-Term Incentive Plan (the "2014 Plan"). The 2014 Plan replaced the Immunomedics, Inc. 2006 Stock Incentive Plan (the "2006 Plan"), which terminated on December 3, 2014. Our non-employee directors also participate in the 2014 Plan. Pursuant to the compensation policy adopted by the Compensation Committee, each individual who is first elected or appointed as a non-employee director is automatically granted, on the date of such initial election or appointment, 22,500 nonqualified stock options (only if the annual equity retainer had not already been provided). Initial option grants are fully vested on the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director's cessation of service on account of (i) the director's death or (ii) upon a change in control or hostile take-over of the Company; however, in no event will the options be exercisable beyond their original term.

        In addition to the foregoing initial grants, pursuant to the compensation policy adopted by the Compensation Committee, each individual who continues to serve as a non-employee director on the date of each annual stockholders meeting shall receive an annual grant of non-qualified stock options and restricted stock units ("RSUs"), each equal in value to $45,000. The Compensation Committee, as administrator of the 2014 Plan, will determine the actual number of stock options and RSUs at the time of each such annual grant. Annual option grants are fully vested on the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director's cessation of service on account of the director's death. Annual RSU grants vest in full upon the earlier of (i) the director's completion of one year of service as a non-employee director from the date of grant, or (ii) the director's continuation in service through the day immediately preceding the next annual stockholders meeting following the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon (i) a non-employee director's cessation of service as a non-employee director by reason of death or permanent disability, or (ii) upon a change in control or hostile take-over of the Company (as defined in the 2014 Plan).

Option and RSU Grants to Non-Employee Directors During Fiscal Year 2016

        During fiscal year 2016, the following non-employee directors were granted options to purchase shares of common stock and RSUs. All option and RSU grants listed below were made under the 2014 Plan.

	Stock Options			RSUs
Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share	Number of Shares Underlying Stock Awards (RSUs) Granted	Grant Date
Arthur S. Kirsch(1)	28,821	12/02/2015	$3.11	14,469	12/02/2015
Brian A. Markison(2)	28,821	12/02/2015	$3.11	14,469	12/02/2015
Mary E. Paetzold(3)	28,821	12/02/2015	$3.11	14,469	12/02/2015
Don C. Stark(4)	28,821	12/02/2015	$3.11	14,469	12/02/2015

(1)
Mr. Kirsch resigned from the Board on October 13, 2016.

(2)
As of October 19, 2016, Mr. Markison had, in the aggregate, 138,309 outstanding stock options and 14,469 outstanding RSUs.

(3)
As of October 19, 2016, Ms. Paetzold had, in the aggregate, 123,309 outstanding stock options and 14,469 outstanding RSUs.

(4)
As of October 19, 2016, Mr. Stark had, in the aggregate, 123,309 outstanding stock options and 14,469 outstanding RSUs.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

        The following table sets forth certain information regarding our executive officers. With the exception of Dr. Goldenberg and Ms. Sullivan, whose agreements are described in detail below, executive officers are at-will employees.

Name	Age	Position(s) with the Company
Cynthia L. Sullivan	61	President and Chief Executive Officer
Dr. David M. Goldenberg	78	Chairman of the Board, Chief Scientific Officer and Chief Patent Officer
Michael R. Garone	58	Vice President Finance and Chief Financial Officer

        Ms. Cynthia L. Sullivan has been employed by Immunomedics since October 1985, and has served as our President and Chief Executive Officer since March 2001. She previously served as the Company's President from December 2000 to March 2001 and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan's educational background includes: a B.S. from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991. Ms. Sullivan also serves as President of our majority owned subsidiary, IBC Pharmaceuticals, Inc. From September 2002 to July 2007, Ms. Sullivan served as a member of the Board of Directors of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Effective July 30, 2007 Digene Corp was merged with Qiagen N.V. From November, 2007 to December 2009, Ms. Sullivan served as a member of the Board of Directors of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. As of May 2009, Ms. Sullivan also serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

        Dr. David M. Goldenberg founded Immunomedics in July 1982, and has served continuously since that time as the Chairman of our Board of Directors. He also currently serves as our Chief Scientific Officer and Chief Patent Officer, having been our Chief Medical Officer from July 2007 to December 2014, Chief Strategic Officer from July 2003 to July 2007. Dr. Goldenberg previously served as our Chief Executive Officer from July 1982 through July 1992, from February 1994 through May 1998 and from July 1999 through March 2001. He also serves as Chairman of the Board of Directors of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored approximately 1,800 journal articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. Dr. Goldenberg was President and a Trustee of the Center for Molecular Medicine and Immunology ("CMMI"), an independent non-profit research center, and its clinical unit, the Garden State Cancer Center. In 1985 and again in 1992, Dr. Goldenberg received an "Outstanding Investigator Grant" award from the National Cancer Institute for his work in radioimmunodetection, and in 1986 he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, he received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology and in 2002, the Elis

Bervin Lectureship and Medal from the Swedish Medical Society and the Swedish Oncology Society for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. The International Society for Oncodevelopmental Biology and Medicine named Dr. Goldenberg the co-recipient of the 1994 Abbott Award. In 2005, he received the Paul Aebersold Award from the Society of Nuclear Medicine and was named the Inventor of the Year by the Research and Development Council of New Jersey. Maryann Liebert Inc., publisher of Genetic Engineering News, nominated Dr. Goldenberg in 2006 for the Forbes Enterprise Award for outstanding achievements in the scientific community.

        Michael R. Garone joined Immunomedics as Vice President, Finance and Chief Financial Officer in June 2016. From August 2007 through June 2016, he was the Chief Financial Officer of Emisphere Technologies, Inc., a commercial stage, specialty pharmaceutical company, where he also served as Corporate Secretary since October 2008 and as Interim Chief Executive Officer from February 2011 until September 2012. Before Emisphere, Mr. Garone served as Interim Chief Executive Officer and Chief Financial Officer of Astralis, Ltd. Prior to that, he served 20 years at AT&T, where he held several positions, including Chief Financial Officer of AT&T Alascom. Mr. Garone received an MBA from Columbia University and a BA in Mathematics from Colgate University.

Family Relationships

        Dr. Goldenberg and Ms. Sullivan are husband and wife. There are no other family relationships between directors, executive officers and other employees.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our executive officers during fiscal year 2016. Our Chief Executive Officer (the "CEO"), Chief Scientific Officer and Chief Patent Officer, and Chief Financial Officer will be referred to as the "named executive officers" for purposes of this discussion.

  Executive Summary

        Our overarching compensation goal is to motivate, recruit and retain executive officers in a manner that promotes superior executive performance and successful financial results for us while aligning the interests of the executive officers with the long-term interests of our stockholders. We believe this is accomplished through the following principles and processes that we follow in establishing executive compensation:

  •
  We benchmark executive officer compensation against a peer group of comparably sized public companies in the pharmaceutical industry.

  •
  We target compensation between the 25th and 75th percentiles for base salary and annual cash incentive amounts. Our compensation model is flexible to be adjusted upward or downward in the case of exceptional performance or as circumstances warrant in the discretion of the Compensation Committee.

  •
  We primarily structure our total compensation in the form of base salary, annual short-term cash incentive awards, long-term equity incentive awards, benefits and perquisites and change in control and other severance benefits.

  •
  Our compensation structure seeks to align our executives' compensation with our long-term growth and success by rewarding the discovery and development of new product candidates, the advancement of our existing pipeline of therapeutic product candidates and the strategic partnering for further clinical development and commercialization of our product candidates.

  •
  We maintain severance and change in control arrangements for our executives comparable to other companies in our peer group.

  •
  We seek to maintain a conservative cash utilization rate in order to advance our product candidates in various market conditions. We believe this approach has allowed us to make the best use of our resources in advancing our pipeline of therapeutic product candidates and technologies.

Role of Stockholder Say-on-Pay Votes

        We provide our stockholders with the opportunity to cast an annual, nonbinding advisory vote on executive compensation (a "say-on-pay proposal"). At the Annual Meeting of Stockholders held on December 3, 2015, more than 78% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. Our Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Compensation Committee's compensation philosophy and implementation. As such, in making its decisions regarding executive compensation for fiscal year 2016, the Compensation Committee chose to retain the fiscal year 2015 compensation structure of the executive compensation program as a reference while making a few adjustments to reflect the performance of the Company and our named executive officers in fiscal year 2016. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

  Compensation Objectives and Philosophy

        The Compensation Committee of our Board of Directors (the "Compensation Committee") is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

  •
  Motivate, recruit and retain executives capable of meeting our strategic objectives;

  •
  Provide incentives to ensure superior executive performance and successful financial results for us; and

  •
  Align the interests of executives with the long-term interests of stockholders.

        The Compensation Committee seeks to achieve these objectives by:

  •
  Establishing a compensation structure that is both market competitive and internally fair;

  •
  Linking a substantial portion of compensation to our achievement of financial objectives and the individual's contribution to the attainment of those objectives;

  •
  Providing risk for underachievement and upward leverage for overachievement of goals; and

  •
  Providing long-term equity-based incentives.

  Setting Executive Compensation

        In determining the compensation of each named executive officer, the Compensation Committee considered a number of factors, including recent Company and individual performance, the CEO's recommendations as to named executive officers other than the CEO, cost of living in the New York/New Jersey area, and internal pay equity. The Compensation Committee also considered competitive compensation data received from Arthur J. Gallagher & Co. Human Resources and Compensation Consulting Practice ("Gallagher"), formerly James F. Reda & Associates, detailing the 25th percentile, median, and 75th percentile of (i) base salary; (ii) target annual cash compensation (i.e., salary plus target cash incentive); (iii) long-term equity incentive awards; and (iv) target total direct compensation

(i.e., salary plus target cash incentive plus long-term equity incentives) for executive officer positions among a group of peer companies and assessed how similar compensation arrangements for the named executive officers compare to its peers. Based on Gallagher market analysis, the Compensation Committee considers base salary within the range of the 25th percentile and the 75th percentile of our peer group to be competitive and appropriate for the named executive officers. Cash incentive levels among our peer group were used to establish target cash incentive compensation for our named executive officers. The Compensation Committee did not, however, tie cash compensation to potential values realizable from equity incentive awards to measure total target direct compensation or as a means to determine the equity incentive awards it authorizes. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual's performance and contribution to our strategic goals. We believe our approach to compensation assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe our approach to compensation reflects sound risk management practices and does not encourage excessive risk-taking.

        In fiscal year 2016, the Compensation Committee engaged Gallagher to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. Gallagher reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. During fiscal year 2016, Gallagher performed a market analysis of the compensation paid by comparably sized publicly traded biopharmaceutical companies as described below and provided it to the Compensation Committee. In addition, the CEO provided the Compensation Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2016 fiscal year. The Compensation Committee consulted with Gallagher regarding the CEO's recommendations.

        The peer group used for competitive comparisons in fiscal year 2016 reflects companies with which we compete for talent. Base salary, cash incentives and long-term equity incentive awards were benchmarked to these companies. Changes made to the 2015 peer group are summarized below:

Removed Company	Reason
Dendreon Corp.	Acquired by Valeant Pharmaceuticals
NPS Pharmaceuticals Inc.	Acquired by Shire PLC

Added Company	Reason
Array BioPharma, Inc.	A biopharmaceutical company focuses on small molecule drugs to treat patients with cancer
ZIOPHARM Oncology, Inc.	A biotechnology company using cell-based therapies, including CAR-T, for the treatment of cancer

        The peer group data used by Gallagher was obtained from Kenexa's CompAnalyst Executive®, a compensation data service, and consisted of the following twenty-four companies:

Company	Sales (Most recent fiscal year) ($ in millions)	Market Capitalization (04/30/2015) ($ in millions)
Acorda Therapeutics Inc.	401	1,570
Ariad Pharmaceuticals Inc.	105	1,783
ArQule Inc.	11	129
Array BioPharma, Inc.	42	963
BioCryst Pharmaceuticals Inc.	14	673
Celldex Therapeutics Inc.	4	2,364
CTI BioPharma Corp.	60	321
Cytokinetics Inc.	47	243
Dyax Corp.	82	3,445
Exelixis Inc.	25	686
Immunogen Inc.	60	712
Insmed Inc.	0	1,233
Mannkind Corp.	0	1,755
Neurocrine Biosciences Inc.	0	2,843
PDL Biopharma, Inc.	482	1,371
Progenics Pharmaceuticals Inc.	44	345
Rigel Pharmaceuticals Inc.	8	375
Seattle Genetics Inc.	287	4,283
Spectrum Pharmaceuticals Inc.	187	474
Synta Pharmaceuticals Corp.	0	295
Sunesis Pharmaceuticals, Inc.	6	165
Threshold Pharmaceuticals	15	253
XOMA Ltd.	19	351
ZIOPHARM Oncology Inc.	1	1,130

75th Percentile	65	1,616
50th Percentile	22	699
25th Percentile	5	339
Immunomedics	9	436
Immunomedics Percentile Rank	32%	37%

  Components of Compensation

        For the 2016 fiscal year, our executive compensation program included the following components:

  •
  Base salary;

  •
  Annual short-term cash incentives;

  •
  Long-term equity incentive awards; and

  •
  Change in control and other severance arrangements.

  Base Salary

        It is the Compensation Committee's objective to set a competitive rate of annual base salary for each named executive officer for each fiscal year based on performance in the prior fiscal year. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual's ongoing contribution, to be commensurate with an individual's experience and organization level and to be competitive with market benchmarks as analyzed by Gallagher. Base salaries are not automatically increased on an annual basis if the Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to further compensation program objectives. In addition to benchmarking base salary levels, any increase in annual salary is also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each named executive officer's contributions in light of all such criteria.

        Based upon the performance of the named executive officers and using the compensation data provided by Gallagher, for fiscal year 2016, the Compensation Committee approved a 3.5% salary increase from fiscal year 2015 levels for Ms. Sullivan and Dr. Goldenberg and a 5.4% salary increase from fiscal year 2015 level for Mr. Pfreundschuh. The Committee believes the increase would result in salaries for our named executive officers being at or near the median base salaries for comparable executive positions at our peer group companies and reasonably consistent with the average percentage increase in salaries by our peers. The table below shows fiscal year 2015 and fiscal year 2016 base salary rates for each named executive officer:

Name	Title	2015 Salary	2016 Salary	% Increase
Cynthia L. Sullivan	President and Chief Executive Officer	$640,560	$662,980	3.5%
Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Patent Officer	$604,952	$626,126	3.5%
Michael R. Garone(1)	Vice President Finance and Chief Financial Officer	—	$300,000	—
Peter P. Pfreundschuh(2)	Vice President Finance and Chief Financial Officer	$300,000	$316,267	5.4%

(1)
Michael R. Garone joined the Company on June 27, 2016.

(2)
Peter P. Pfreundschuh resigned from the Company on June 16, 2016, effective June 27, 2016.

  Annual Short-Term Cash Incentives

        Our named executive officers have the opportunity to earn annual cash incentive awards as part of their compensation package. We do not have a formal incentive or bonus plan for our named executive officers that ties annual cash incentives or bonuses with base salary to create a formula-based target annual cash compensation. Cash incentive awards are designed to reward executive performance while reinforcing our short-term strategic operating goals. If warranted in special circumstances, individual one-time discretionary cash incentives may also be awarded to our named executive officers during the course of the year.

        Each named executive officer has a target cash incentive opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its comparison of the total compensation opportunity of our named executive officers against the total compensation opportunity of similarly situated executives at the companies identified above. In assessing the total compensation opportunity, the Compensation Committee also takes into account the named executive officer's relative experience in his or her position and in the industry generally and our overall financial position. For fiscal year 2016, the target cash incentive level set for each of our named executive officers was 50% of base salary for Ms. Sullivan and Dr. Goldenberg and 30% of base salary for Mr. Pfreundschuh, with potential payouts ranging from 0% to 150% of the target amount depending upon the level of achievement of performance goals.

        Each year, a strategic plan (as described below) is created by the Company. Based on this plan, each named executive officer prepares individual goals and objectives to be accomplished during the upcoming fiscal year. The Compensation Committee in consultation with the named executive officer reviews and finalizes such goals and objectives. At the end of each fiscal year, the Compensation Committee conducts in consultation with the CEO for each named executive officer and, for named executive officers other than the CEO, a subjective review of that individual's performance relative to our overall priorities and strategies reviews that individual's performance relative to our overall priorities and strategies. Cash incentive awards are then granted based upon the Compensation Committee's informed judgment and information provided by Gallagher in view of the Company's achievement of its annual corporate goals, operational and financial performance, the individual executive's responsibilities and efforts and such executive's contribution to the Company's overall performance and success, and the complexity or difficulty of the objectives that have been achieved.

        Our strategic plan and individual performance targets include successful partnering transactions and other strategic plan metrics, operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified by the Compensation Committee.

        In fiscal year 2016, our strategic plan focused on:

  •
  Advancing our pipeline of therapeutic product candidates and technologies;

  •
  Strengthening the price-per-share value of our common stock; and

  •
  Securing financing to ensure a sufficient cash position, including the out-licensing of our various assets.

        The Compensation Committee weighs each of the individual performance goals established for the named executive officers separately when evaluating each named executive officer's performance and awarding actual cash incentive amounts. Performance goals that are in the executive's area or areas of functional responsibility are weighted heavier than others. Weighting is determined by the Compensation Committee when approving the annual goals and objectives. The actual amount of cash incentive paid is entirely discretionary; the Compensation Committee does not establish threshold levels that a named executive officer must attain before a cash incentive is awarded.

        In fiscal year 2016, Ms. Sullivan's individual performance goals were established to focus on her areas of responsibility which, in her capacity as our President and CEO, centered around her ability to advance our pipeline of therapeutic product candidates and technologies, implement and manage our short- and long-term strategic plan and maintain stockholder confidence in management and the Company. In addition, Ms. Sullivan's specific performance goals included:

  •
  Continue activities related to Phase 3 regulatory filings and large-scale manufacture to support registration trial with sacituzumab govitecan in patients with metastatic triple-negative breast cancer;

  •
  Complete Phase 2 expansion study of sacituzumab govitecan as a treatment of patients with certain solid cancers;

  •
  Continue follow-up of patients enrolled into the Phase 2 study of labetuzumab sacituzumab in metastatic colorectal cancer;

  •
  Convene an end of Phase 2 meeting with FDA and design a Phase 3 registration trial protocol for labetuzumab govitecan in patients with metastatic colorectal cancer;

  •
  Continue enrolling patients into a Department of Defense-funded Phase 1b study of subcutaneously-administered milatuzumab in patients with active systemic lupus erythematosus;

  •
  Continue patient enrollment into the Phase 3 PANCRIT-1 registration trial with yttrium-90-labeled clivatuzumab tetraxetan in patients with pancreatic cancer who have received at least 2 prior therapies; and

  •
  Continue enrolling patients into a Phase 1 study of IMMU-114, a humanized antibody directed against HLA-DR, an immune response target, as a monotherapy for relapsed non-Hodgkin lymphoma and chronic lymphocytic leukemia.

        In fiscal year 2016, Dr. Goldenberg's individual performance goals were established to focus on his areas of responsibility which, in his capacity as our Chief Scientific Officer and Chief Patent Officer, centered around his ability to design, implement and manage our clinical and pre-clinical research and development activities and maintain the effectiveness of patent and proprietary protections over our pipeline of therapeutic product candidates and technologies.

        In fiscal year 2016, Mr. Pfreundschuh's individual performance goals were established to focus on his areas of responsibility, which in his capacity as our Vice President, Finance and Chief Financial Officer, centered on his ability to develop, implement and manage our financial strategic plan, ensure compliance with federal and state securities reporting requirements, strengthen our cash position and maintain stockholder confidence.

        With respect to Ms. Sullivan, the Compensation Committee determined that Ms. Sullivan achieved her performance goals of (i) obtaining a Breakthrough Therapy Designation from the FDA for sacituzumab govitecan for the treatment of patients with triple-negative breast cancer who have failed prior therapies for metastatic disease, which is one of the most important activities related to regulatory filings, in addition to large-scale manufacture to support registration trial with sacituzumab govitecan in patients with metastatic triple-negative breast cancer; (ii) completing the Phase 2 expansion study of sacituzumab govitecan as a treatment of patients with certain solid cancers; (iii) continuing to monitor patients enrolled into the Phase 2 study of labetuzumab govitecan in metastatic colorectal cancer; (iv) having an end of Phase 2 meeting with FDA and designing a Phase 3 registration trial protocol for labetuzumab govitecan in patients with metastatic colorectal cancer; (v) continuing patient enrollment into a Department of Defense-funded Phase 1b study of milatuzumab administered subcutaneously in patients with active systemic lupus erythematous; and (vi) enrolling patients into a Phase 1 study of IMMU-114 in relapsed non-Hodgkin lymphoma and chronic lymphocytic leukemia; and that achievement of such goals advanced our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan. In addition, Ms. Sullivan strengthened the investment community's understanding of Immunomedics and our strategies by continually presenting and participating in one-on-one meetings with institutional investors at investor conferences organized by investment banks, and by hosting quarterly earnings calls and clinical updates. However, patient enrollment into the Phase 3 PANCRIT-1 registration trial with yttrium-90-labeled clivatuzumab tetraxetan in patients with pancreatic cancer was terminated early based on the recommendation from the independent Data and Safety Monitoring Board, following a planned interim analysis that showed the treatment arm did not demonstrate a sufficient improvement in overall survival as compared to the placebo arm. In addition, Ms. Sullivan did not complete the goals of the Company in strengthening the price-per-share value of our common stock and securing financing to ensure a sufficient cash position by not consummating a licensing arrangement for our various assets, in particular, sacituzumab govitecan.

        With respect to Dr. Goldenberg, the Compensation Committee determined that Dr. Goldenberg achieved his performance goals by advancing our pipeline of therapeutic product candidates and discovering and developing new product candidates and technologies, including expanding the number of active U.S. patents to 288. However, the Company did not introduce a new investigational product into clinical testing during fiscal year 2016, and patient enrollment into the Phase 3 PANCRIT-1 registration trial with yttrium-90-labeled clivatuzumab tetraxetan in patients with pancreatic cancer was terminated early based on the recommendation from the independent Data and Safety Monitoring Board, following a planned interim analysis that showed the treatment arm did not demonstrate a sufficient improvement in overall survival as compared to the placebo arm.

        With respect to Mr. Pfreundschuh, the Compensation Committee determined that Mr. Pfreundschuh achieved his performance goals of (i) ensuring our compliance with federal and state securities reporting requirements; (ii) strengthening the investment community's understanding of Immunomedics and our strategies by presenting and participating in one-on-one meetings with institutional investors at investor conferences organized by investment banks, and by hosting quarterly earnings calls and clinical updates; and (iii) advancing our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan by maintaining our expenses within our budget. However, Mr. Pfreundschuh did not complete the goals of the Company in strengthening the price-per-share value of our common stock and securing financing to ensure a sufficient cash position by not consummating a licensing arrangement for our various assets, in particular, sacituzumab govitecan.

        In determining the 2016 actual cash incentives to be paid to each of our named executive officers, the Compensation Committee considered the relative significance of the performance goals for each named executive officer and whether such goals were achieved, and also considered whether the Company's overall strategic plan had been accomplished. As discussed above, the Company's strategic goal of out-licensing sacituzumab govitecan was not met in fiscal year 2016. Taking into account the importance to the Company of out-licensing sacituzumab govitecan, the Compensation Committee determined that although certain individual performance goals were met, the Company's overall strategic plan had not been accomplished and, therefore, no cash incentives are to be paid to each of our named executive officers for fiscal 2016 and cash incentives deferred from fiscal 2015 are cancelled.

        The table below details fiscal year 2016 annual cash incentive targets and actual payouts for each of the named executive officers.

Name	Title	2016 Target Cash Incentive ($)	2016 Target Cash Incentive (% Salary)	2016 Actual Cash Incentive ($)	2016 Actual Cash Incentive (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$331,490	50%	$—	—
Dr. David M. Goldenberg	Chairman of the Board and Chief Scientific Officer and Chief Patent Officer	$313,063	50%	$—	—
Peter P. Pfreundschuh	Vice President Finance and Chief Financial Officer	$96,300	30%	$—	—

        The table below details, for each named executive officer, the total target cash compensation established by the Compensation Committee for fiscal year 2016, as measured by the sum of salary and target cash incentive, and the total actual cash compensation paid for fiscal year 2016, as measured by the sum of salary and actual cash incentive.

Name	Title	2016 Total Target Cash Compensation ($)		2016 Total Actual Cash Compensation ($)
Cynthia L. Sullivan	President and Chief Executive Officer	$994,470	(1)	$662,980	(2)
Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Patent Officer	$939,189	(3)	$626,126	(4)
Peter P. Pfreundschuh	Vice President Finance and Chief Financial Officer	$417,300	(5)	$316,267	(6)

(1)
Represents sum of (i) annual salary for fiscal year 2016 of $662,980 and (ii) target cash incentive for fiscal year 2016 of $331,490.

(2)
Represents annual salary of $662,980. No actual cash incentive was paid for fiscal year 2016.

(3)
Represents sum of (i) annual salary for fiscal year 2016 of $626,126 and (ii) target cash incentive for fiscal year 2016 of $313,063.

(4)
Represents annual salary of $626,126. No actual cash incentive was paid for fiscal year 2016.

(5)
Represents sum of (i) annual salary for fiscal year 2016 of $321,000 and (ii) target cash incentive for fiscal year 2016 of $96,300.

(6)
Represents annual salary of $316,267. No actual cash incentive was paid for fiscal year 2016.

  Long-Term Equity Incentive Awards

        As described above, stock-based incentives are a key component of our executive compensation program. Employee ownership is a core value of our operating culture. Management and the Compensation Committee believe that stock ownership encourages our executives to create value for our Company over the long term. We also believe that stock ownership promotes retention and affiliation with us by allowing our executives to share in our long-term success while aligning executive interests with those of our stockholders. We have used stock options, restricted stock units, or their combination as vehicles to deliver equity-based compensation for our named executive officers, due to their broad-based use in the biopharmaceutical industry. We also have evaluated from time to time the benefits of providing alternative equity-based compensation in the form of restricted stock or other vehicles based on full value shares. The Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

        Each of our named executive officers has an annual long-term equity incentive award opportunity. The actual amount of the annual long-term equity incentive award, if any, for each of our named executive officers is determined on a discretionary basis by the Compensation Committee without the use of any formalized mathematical formulas. The Compensation Committee grants the annual long-term equity incentive awards shortly after the close of each fiscal year after evaluating the performance of the Company and the named executive officers for such prior fiscal year. In determining the amount of the awards, the Compensation Committee evaluates the executive's performance and contribution to our annual and long-term strategic goals and factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as advancement of our pipeline of therapeutic candidates, growth in our intellectual property portfolio, development of our manufacturing and operating capabilities, enhancements to our financial reporting systems and controls, and the successful negotiation of advantageous out-licensing and other collaborative agreements. The Compensation Committee does not assign weightings to the foregoing factors. In addition, the Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our named executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each named executive officer.

        In August 2015, the Compensation Committee granted long-term equity incentive awards to our named executive officers after reviewing corporate and individual performance in fiscal year 2015 in the context of the factors which the Compensation Committee believes contribute to overall corporate growth and considering overall compensation of each of our named executive officers in fiscal year 2015. When making determinations about these long-term equity incentive awards, the Compensation Committee used the same performance evaluation criteria as it used for our annual cash incentive awards for fiscal year 2015. As had been done in the prior fiscal year, the Compensation Committee reviewed the recommendations of and information provided by Gallagher and consistent with those recommendations granted half of the value of the long-term equity incentive awards earned by each named executive officer based on fiscal 2015 performance in the form of stock options and half of the value in the form of RSUs.

        Upon evaluation of each named executive officer's performance in the 2015 fiscal year, the Compensation Committee granted equity incentive awards under the 2014 Plan in August 2015 as follows:

Name	Title	Number of Shares of Common Stock Underlying Stock Options	Number of Shares of Common Stock Underlying RSUs
Cynthia L. Sullivan	President and Chief Executive Officer	408,163	198,864
Dr. David M. Goldenberg(1)	Chairman of the Board, Chief Scientific Officer and Chief Patent Officer	—	—
Peter P. Pfreundschuh	Vice President, Finance and Chief Financial Officer	38,484	15,341

(1)
On July 14, 2015, we entered into the Third Amended and Restated Employment Agreement with Dr. Goldenberg (the "Goldenberg Agreement"), which we amended on November 30, 2015. As part of the Goldenberg Agreement, as amended, Dr. Goldenberg was granted 1,500,000 Performance Stock Units (as such term is defined in The Immunomedics, Inc. 2014 Long-Term Incentive Plan), which shall vest, if at all, over a three-year period. Dr. Goldenberg, therefore, was not awarded any additional long-term equity incentive awards by the Compensation Committee in August 2015.

        The numbers of equity awards granted were determined by the Compensation Committee using information supplied by Gallagher on equity awards received by executives at the peer group companies.

        The stock options granted to our named executive officers have a seven-year term and vest, based on continued employment, 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter. The stock options were granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns. The RSUs granted to our named executive officers vest with respect to 25% of the underlying shares on the first anniversary of the date of grant and with respect to 6.25% on a quarterly basis thereafter for the following three years, based on continued employment. We issue to the executive shares of our common stock when the RSUs vest. Our standard forms of stock option and RSU agreements provide for accelerated vesting of unvested awards upon a change in control of the Company, for instance if we are acquired by another company, but only if the acquirer does not agree to assume and continue the awards or grant substitute cash retention awards of similar value, measured as of the date of the change in control transaction, to the holders of our stock options and RSUs. Ms. Sullivan's employment agreement provides for accelerated vesting of her stock options and RSUs if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg's employment agreement provides for accelerated vesting of his outstanding unvested stock options and RSUs upon a change in control. See the sections below entitled "Employment, Severance and Change in Control Agreements" and "Calculation of Potential Payments upon Termination or Change in Control" for more information. With a four-year vesting schedule for stock options and RSUs, and a seven-year term for stock options, we do not deem it necessary to impose holding period requirements on the shares that our named executive officers acquire under their long-term equity incentive awards.

  Executive Benefits and Perquisites

        The named executive officers also are provided with certain benefits and perquisites. The Compensation Committee believes that such benefits are necessary for us to remain competitive and to attract and retain top caliber executive officers because such benefits are typically provided by companies in the biopharmaceutical industry and by other companies with which we compete for executive talent.

        We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in fiscal year 2016, we matched all employee contributions at 25% of the employee's contribution up to a limit of 5% of the employee's eligible compensation up to the IRS imposed limit. The IRS maximum allowable contribution in calendar year 2016 was $18,000, or $24,000 for employees who are 50 years old or older. We also increase our employees' base salary, including our named executive officers' base salary, for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to 100% of the employee's annual base salary.

  Additional Incentive Compensation

        In accordance with the terms of Dr. Goldenberg's employment agreement, Dr. Goldenberg is entitled to receive incentive compensation equal to 1.5% of our Annual Net Revenue (as defined in the agreement) in each year that we record net income. With respect to any fiscal year during Dr. Goldenberg's employment in which we record an annual net loss, Dr. Goldenberg will receive as an additional incentive compensation payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In accordance with the terms of Dr. Goldenberg's employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for additional incentive compensation payments.

        For the fiscal years ended June 30, 2016, 2015 and 2014, we reported a net loss, therefore Dr. Goldenberg received the minimum additional incentive compensation of $150,000 paid quarterly during these fiscal years. The aggregate compensation value of this benefit is shown in the "All Other Compensation" column in the Summary Compensation Table included in this proxy statement.

  Employment, Severance and Change in Control Agreements

        We have employment agreements with Ms. Sullivan and Dr. Goldenberg and a Change in Control and Severance Agreement with Mr. Garone. The change in control and severance agreement that we formerly had with Mr. Pfreundschuh terminated when he resigned on June 16, 2016, effective June 27, 2016. These agreements are summarized in the section below entitled "Employment, Severance and Change in Control Agreements" and the change in control and severance arrangements contained in those agreements are discussed in more detail in the section below entitled "Calculation of Potential Payments upon Termination or Change in Control." We decided to provide severance benefits to recognize accomplishments of executives supporting the approved strategic plan. The change in control arrangements are to assure continuity of "key personnel" in a transition period following a change in control of the Company. None of the employment or severance agreements that we have with our named executive officers require us to provide tax gross-up payments to them in connection with any excise taxes for which they may become liable as a result of receiving severance benefits or other parachute payments within the meaning of Section 280G of the Internal Revenue Code.

  Section 162(m) Compliance

        As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Company are not allowed a federal income tax deduction for compensation, paid to the CEO and the three highest paid executive officers other than the CEO and chief financial officer, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. The 2014 Plan is structured to enable the compensation deemed paid to an executive officer in connection with the exercise of a stock option to qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the 2014 Plan may or may not qualify. For instance, restricted stock units granted in fiscal year 2016 are not considered performance-based compensation, and might not be tax deductible upon vesting. In establishing the cash and equity incentive compensation programs for the named executive officers, it is the Compensation Committee's view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate to continue to provide one or more named executive officers with the opportunity to earn incentive compensation, including cash incentive programs tied to our financial performance and equity awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Compensation Committee's belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Immunomedics, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company's financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended June 30, 2016.

The Compensation Committee

Brian A. Markison, Chairman
Mary E. Paetzold

Summary Compensation Table

        The following table shows the total compensation paid or accrued during the fiscal years ended June 30, 2016, 2015 and 2014 to our Chief Executive Officer, our Chief Scientific Officer and Chief Patent Officer, our Chief Financial Officer, and our former Chief Financial Officer, who served during the fiscal year ended June 30, 2016 (collectively, the "named executive officers"). We did not have any other executive officers for the prior fiscal year.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Cynthia L. Sullivan	2016	$662,980		$—		$350,001	$350,000	$—	$3,313	(2)	$1,366,294
President and Chief	2015	$640,560		$—		$350,001	$350,000	$—	$3,250	(2)	$1,343,811
Executive Officer	2014	$618,899		$—		$1,249,026	$350,035	$235,181	$3,187	(2)	$2,456,328
Dr. David M. Goldenberg	2016	$626,126	(3)	$—		$3,420,000	$—	$—	$153,313	(2)(4)	$4,199,439
Chairman, Chief Scientific	2015	$604,952	(3)	$—		$350,001	$350,000	$—	$153,250	(2)(4)	$1,458,203
Officer and Chief Patent	2014	$584,495	(3)	$—		$1,249,026	$350,035	$286,403	$153,187	(2)(4)	$2,623,146
Officer
Michael R. Garone	2016	$4,615	(5)	$—		$—	$42,216	$—	$—		$46,831
VP Finance and Chief	2015	$—		$—		$—	$—	$—	$—		$—
Financial Officer	2014	$—		$—		$—	$—	$—	$—		$—
Peter P. Pfreundschuh(6)	2016	$316,267	(7)	$25,000	(8)	$—	$60,000	$—	$123,192	(2)(9)	$524,459
Former VP Finance and	2015	$300,000		$—		$248,220	$52,499	$—	$3,250	(2)	$603,969
Chief Financial Officer	2014	$235,490		$—		$—	$253,860	$75,000	$1,781	(2)	$566,131

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

(2)
Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of $3,313, $3,250 and $3,187 in fiscal years 2016, 2015 and 2014, respectively. The matching contribution for Mr. Pfreundschuh for 2016 was prorated for his term of service to the Company. In accordance with our 401(k) plan, after two years of service to the Company, 20% of the Employer's matching contribution vests to the employee.

(3)
Includes compensation of $87,000, $84,000 and $79,000 paid to Dr. Goldenberg by IBC Pharmaceuticals, our majority-owned subsidiary, for services rendered in fiscal years 2016, 2015 and 2014, respectively.

(4)
Includes additional incentive compensation payments in the amount of $150,000 paid to Dr. Goldenberg pursuant to his employment agreement for the 2016, 2015 and 2014 fiscal years, respectively. See "Compensation Discussion and Analysis—Additional Incentive Compensation" on page 41 of this proxy statement for a discussion of these payments.

(5)
Represents $4,615 paid to Mr. Garone in fiscal year 2016 subsequent to his appointment as Vice President Finance and Chief Financial Officer, effective June 27, 2016.

(6)
On June 16, 2016, Mr. Pfreundschuh resigned from the Company, effective June 27, 2016. In connection with Mr. Pfreundschuh's resignation, the Company and Mr. Pfreundschuh entered into a Consulting Agreement on June 24, 2016 (the "Consulting Agreement"), as described in further detail on page 52 of this proxy statement. Pursuant to the terms of the Consulting Agreement, all outstanding stock options and restricted stock units (RSUs) held by Mr. Pfreundschuh vested through August 12, 2016, the termination date of the Consulting Agreement. The exercise period for Mr. Pfreundschuh's vested stock options is extended to November 12, 2016.

(7)
Represents salary earned by Mr. Pfreundschuh during his term of service in fiscal year 2016 before his resignation, effective June 27, 2016.

(8)
Represents a cash bonus received by Mr. Pfreundschuh, pursuant to the terms of his Consulting Agreement with the Company.

(9)
Includes (i) severance compensation in the amount of $107,000 payable to Mr. Pfreundschuh upon his resignation from the Company effective June 27, 2016, provided pursuant to the terms of his separation agreement, as described in further detail on page 52 of this proxy statement, (ii) additional compensation for accrued vacation in the amount of $13,582; (iii) the Company matched contribution of $663 under our 401(k) plan for fiscal year 2016; and (iv) consulting payments for fiscal year 2016 in the amount of $1,947, provided pursuant to the terms of his Consulting Agreement.

Grants of Plan-Based Awards in Fiscal Year 2016 Table

        The table below details fiscal year 2016 grants of plan-based awards received for each of the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)
									Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Cynthia L. Sullivan		$—	$331,490	$497,235
	8/20/15					408,163		$1.76	$350,000
	8/20/15				198,864				$350,001
Dr. David M. Goldenberg		$—	$316,063	$469,595
	7/14/15				1,500,000				$3,420,000
Michael R. Garone		$—	$—	$—
	6/27/16					40,000	(4)	$2.00	$42,216
Peter P. Pfreundschuh		$—	$96,300	$144,450
	8/20/15					38,484		$1.76	$33,000
	8/20/15				15,341				$27,000

(1)
Represents target and maximum cash incentive award opportunities for our named executive officers. The cash incentive award is prorated if performance levels are achieved between the target and maximum levels. The methodology and performance criteria applied in determining these potential cash incentive award amounts are discussed under "Compensation Discussion and Analysis—Annual Short-Term Cash Incentives" beginning on page 35 of this proxy statement. The actual cash incentive award which may be paid to each named executive officer for their 2016 performance is subject to satisfaction of the Company's strategic goal of out-licensing sacituzumab govitecan, and further determination thereof, and approval by, the Compensation Committee, as discussed under "Compensation Discussion and Analysis—Annual Short-Term Cash Incentives" beginning on page 35 of this proxy statement.

(2)
The amounts shown in this column represent RSUs (with respect to Ms. Sullivan and Mr. Pfreundschuh) and Performance Rights (with respect to Dr. Goldenberg) granted under the 2014 Plan. A description of the terms of these awards is disclosed under "Compensation Discussion and Analysis—Long-Term Equity Incentive Awards" begining on page 39 of this proxy statement.

(3)
Represents shares of our common stock underlying options granted under the 2014 Plan. A description of the terms of the stock awards is disclosed under "Compensation Discussion and Analysis—Long-Term Equity Incentive Awards" begining on page 39 of this proxy statement.

(4)
Represents stock options awarded to Mr. Garone on June 27, 2016 under the 2014 Plan in connection with his appointment as the Company's Vice President Finance and Chief Financial Officer, effective June 27, 2016.

(5)
Represents the grant date fair value under FASB ASC Topic 718 of equity awards granted in fiscal year 2016. For information regarding assumptions underlying the FASB ASC Topic 718 valuation of equity awards, see Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

Outstanding Equity Awards at Fiscal Year-End 2016 Table

        The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of June 30, 2016.

		Option Awards					Stock Awards
Name (a)	Grant Date(1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Cynthia L. Sullivan	07/23/2010	200,000		$3.28	07/23/2017
	08/27/2012	171,750	11,450	$3.46	08/27/2019	6,250	$14,500
	08/16/2013	81,264	36,939	$5.13	08/16/2020	21,321	$49,465
	08/14/2014	87,680	112,732	$3.32	08/14/2021	59,390	$137,576
	08/20/2015		408,163	$1.76	08/20/2022	198,864	$461,364
Dr. David M. Goldenberg	07/23/2010	250,000		$3.28	07/23/2017
	08/27/2012	147,281	9,819	$3.46	08/27/2019	5,357	$12,428
	08/16/2013	81,264	36,939	$5.13	08/16/2020	21,321	$49,465
	08/14/2014	87,680	112,732	$3.32	08/14/2021	59,300	$137,576
	07/14/2015				07/14/2022	500,000	$1,160,000
	07/14/2015				07/14/2022	500,000	$1,160,000
	07/14/2015				07/14/2022	500,000	$1,160,000
Michael R. Garone	06/27/2016		40,000	$2.00	06/26/2023
Peter P. Pfreundschuh(4)	09/03/2013	51,562	23,438	$5.85	11/12/2016
	08/14/2014	38,454	49,441	$3.32	11/12/2016	8,895	$20,636
	03/09/2015	15,625	34,375	$4.01	11/12/2016
	08/20/2015		38,484	$1.76	11/12/2016	15,341	$35,591

(1)
Each stock option granted in fiscal years 2013, 2012, 2011, 2010, 2009, and 2008 were granted under the 2006 Plan, and each stock option granted in fiscal years 2016, 2015 and 2014 were granted under the 2014 Plan. Each stock option granted under each of the 2006 Plan and the 2014 Plan has a term of 7 years measured from the grant date and vests ratably, 25% after the first year from the date of grant and 6.25% for each subsequent three-month period, during the first 4 years of service with us measured from its grant date. Upon a change in control, unvested stock options will become fully vested and exercisable on the date on which the change in control occurs if the acquirer does not agree to assume and continue the awards or grant substitute cash retention awards of similar value, measured as of the date of the change in control transaction, to the holders of the stock options. Ms. Sullivan's employment agreement provides for accelerated vesting of her stock options if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg's employment agreement provides for accelerated vesting of his outstanding unvested stock options upon a change in control. In addition, all stock options held by Ms. Sullivan and Dr. Goldenberg will remain exercisable for a period which is the shorter of 24 months following the end of the remaining balance of the term of their employment agreement or the original term of the stock option.

(2)
Stock awards granted to named executive officers have a term of four years from the date of grant and vest ratably, 25% after the first year from date of grant and 6.25% for each subsequent three-month period. Upon a change in control, all stock awards held by our named executive officers, if not assumed or continued by the acquiring company or replaced with a cash retention award of like value, will become fully vested on the date on which the change in control occurs. Ms. Sullivan's employment agreement provides for accelerated vesting of her stock awards if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg's employment agreement provides for accelerated vesting of his outstanding unvested stock awards upon a change in control.

(3)
Based on the $2.32 per share closing price of our common stock on June 30, 2016, as reported by the NASDAQ Global Market.

(4)
Pursuant to the terms of Mr.Pfreundschuh's Consulting Agreement and Separation Agreement with the Company, the exercise period for Mr. Pfreundschuh's vested stock options is extended to November 12, 2016.

Fiscal Year 2016 Option Exercises and Stock Vested Table

        The following table provides information regarding the exercise of options and the vesting of restricted stock units for each of the named executive officers during fiscal year 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Cynthia L. Sullivan	250,000	644,500	165,781	401,797
Dr. David M. Goldenberg	475,000	1,207,000	165,330	396,573
Michael R. Garone	—	—	—	—
Peter P. Pfreundschuh	—	—	6,918	15,883

(1)
Based upon the difference between the closing price of our common stock on the dates of exercise, as reported by the NASDAQ Global Market, and the exercise price of the options exercised on the respective exercise dates.

(2)
Based on the closing price of our common stock on the applicable vesting dates, as reported by the NASDAQ Global Market.

Equity Compensation Plans

        The following table provides information with respect to our compensation plans under which equity compensation is authorized as of June 30, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,081,936	$3.13	9,788,708
Equity compensation plans not approved by security holders	—	—	—

Total	6,081,936	$3.13	9,788,708

The Immunomedics, Inc. 2014 Long-Term Incentive Plan

        All long-term equity incentive awards that we grant to our named executive officers are granted under the terms of the 2014 Plan. The terms of the equity incentive awards granted to our named executive officers in fiscal year 2016 are discussed under "Compensation Discussion and Analysis—Long-Term Equity Incentive Awards" begining on page 39 of this proxy statement.

Retirement Plan

        We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute as a discretionary matching contribution to the retirement plan a percentage of each employee's contribution to the retirement plan, which does not exceed 5.0% of the employee's salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to receive under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the 2016, 2015 and 2014 fiscal years we have not contributed to the retirement plan in excess of $3,313, $3,250 and $3,1875 per year, respectively, for any of our named executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan Employment Agreement

        On June 19, 2014, we entered into a Fifth Amended and Restated Employment Agreement with Ms. Sullivan pertaining to Ms. Sullivan's service to the Company as the Company's President and Chief Executive Officer (the "Sullivan Agreement"). A summary of the entire Sullivan Agreement is set forth below.

        The Sullivan Agreement, which was effective as of July 1, 2014, will continue, unless earlier terminated by the parties, until July 1, 2017 (the "Term"). Ms. Sullivan's current annual base salary under the Sullivan Agreement is $662,980. Ms. Sullivan's base salary is reviewed annually by the Board or the Compensation Committee. Ms. Sullivan is also eligible to participate in the Company's incentive compensation plan in place for its senior level executives. In connection with her participation in the Company's incentive plan, Ms. Sullivan is eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee.

        The expiration of the Sullivan Agreement in the absence of a successor employment agreement shall be deemed a termination of Ms. Sullivan's employment without "cause" (as defined in the Sullivan Agreement) for purposes of the Sullivan Agreement; provided, however, that if the Company presents to Ms. Sullivan, on or before March 1, 2017, a written offer to extend the Term on substantially the same terms and conditions as set forth in the Sullivan Agreement or on terms and conditions that, in the aggregate, are more economically favorable to Ms. Sullivan than as set forth in the Sullivan Agreement, as determined in the good faith discretion of the Compensation Committee, and Ms. Sullivan does not accept such offer, then the expiration of the Sullivan Agreement in the absence of a successor employment agreement shall be deemed a voluntary termination of Ms. Sullivan's employment for purposes of the Sullivan Agreement.

        Ms. Sullivan's annual bonus target remains at 50% of her base salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan is also eligible to receive equity compensation awards under the 2014 Plan, or any such successor equity compensation plan as may be in place from time to time.

        In the event Ms. Sullivan's employment is terminated without "cause" (as defined in the Sullivan Agreement) or Ms. Sullivan terminates employment for "good reason" (as defined in the Sullivan Agreement) before a "change in control" (as defined in the Sullivan Agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive severance payments in an amount equal to the sum of: (x) 200% of her base salary in effect at the time of her termination, and (y) 200% of the target bonus established for the fiscal year in which her employment terminates. The severance amount will be paid in monthly installments over the 24-month period following her termination. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, the Company will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and any eligible dependents for a period of 18 months following her termination date above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of the Company throughout such period.

        In the event Ms. Sullivan's employment terminates without cause or for good reason within one year following a "change in control" (as defined in the Sullivan Agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to the sum of (x) 300% of her base salary in effect at the time of her termination and (y) 300% of the target bonus established for the fiscal year in which the date of termination occurs. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, for a period of 18 months following such termination, the Company will pay Ms. Sullivan on a monthly basis the incremental cost of maintaining continued medical coverage for herself and any eligible dependents above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of the Company throughout such period.

        As a condition to payment of the severance described above, Ms. Sullivan is required to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of her employment by the Company, or the termination thereof.

        Upon termination without cause or for good reason within one year following a change in control, all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and exercisable. In addition, all stock options held by Ms. Sullivan will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement. In no event, however, will the options be exercisable beyond their original term or beyond the extension period permitted under Section 409A of the Internal Revenue Code.

        Upon termination due to death or disability, Ms. Sullivan shall be entitled to the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs, prorated for her period of service during that year.

        The Sullivan Agreement provides that throughout the Term and for a period of two (2) years thereafter, Ms. Sullivan shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with the Company in the field of therapeutic antibodies for cancer; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Sullivan Agreement also provides that Ms. Sullivan shall, during the Term and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. In the event Ms. Sullivan breaches any of the restrictive covenants in the Sullivan Agreement, all severance payments otherwise owed to Ms. Sullivan shall cease immediately.

Dr. David M. Goldenberg Employment Agreement

        On July 14, 2015, we entered into the Amended and Restated Employment Agreement with Dr. Goldenberg (the "Goldenberg Agreement"), which we amended on November 30, 2015.

        The Goldenberg Agreement which is effective July 1, 2015, will continue, unless earlier terminated by the parties, until July 1, 2020.

        Under the Goldenberg Agreement, Dr. Goldenberg's annual salary is $626,126 for the 2016 fiscal year (the "Base Salary"), which is reviewed annually by our Board or the Compensation Committee. Dr. Goldenberg also remains eligible to participate in our incentive compensation plans in place for our senior level executives. In connection with his participation in our incentive plan, Dr. Goldenberg's annual bonus target is 50% of his Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Dr. Goldenberg will also be eligible to receive equity compensation awards under the 2014 Plan or any such successor equity compensation plan as may be in place from time to time, at the discretion of the Compensation Committee.

        In lieu of any annual performance equity or equity-based grants throughout the term of the Goldenberg Agreement, Dr. Goldenberg received a grant of 1,500,000 Performance Units (as such term is defined in the 2014 Plan), which shall vest, if at all, after the three (3) year period commencing on the grant date of July 14, 2015, provided the applicable performance milestones (as provided below) are met and conditioned upon Dr. Goldenberg's continued employment through the vesting period, subject to the terms and conditions of the Restricted Stock Units Notice and the Restricted Stock Units Agreement and such other terms and conditions as set forth in the grant agreement.

Performance Milestones	Number of RSUs Eligible to Vest

Fair Market Value of one share of Immunomedics, Inc. Common Stock, on the Nasdaq Stock Market or other US established securities exchange or market on which the average closing price is US $7.35 or higher for the prior 30 consecutive trading days

500,000 RSUs

Fair Market Value of one share of Immunomedics, Inc. Common Stock, on the Nasdaq Stock Market or other US established securities exchange or market on which the average closing price is US $11 or higher for the prior 30 consecutive trading days

500,000 RSUs

Fair Market Value of one share of Immunomedics, Inc. Common Stock, on the Nasdaq Stock Market or other US established securities exchange or market on which the average closing price is US $15 or higher for the prior 30 consecutive trading days

500,000 RSUs
Total	1,500,000 RSUs

        Under the terms of his employment agreement, Dr. Goldenberg will also be eligible to receive certain additional incentive compensation related to our net income or loss (the "Additional Incentive Compensation Payments"), which remain unchanged from his prior agreement, as follows: With respect to any fiscal year during Dr. Goldenberg's employment in which we record an annual net loss, Dr. Goldenberg will receive as an Additional Incentive Compensation Payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In the event we record positive net income with respect to any fiscal year during either the term of Dr. Goldenberg's employment or the 3-year period following termination during which Dr. Goldenberg is subject to non-compete covenants, Dr. Goldenberg will receive a sum equal to 1.5% of our Annual Net Revenue (as defined in the agreement) for each such fiscal year. In accordance with the terms of Dr. Goldenberg's employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for Additional Incentive Compensation Payments, Lifetime Royalty Payments, described below, and Dispositions of Undeveloped Assets, described below.

        In addition to the Additional Incentive Compensation Payments, under the terms of his employment agreement, we will pay Dr. Goldenberg for each fiscal year a sum equal to a percentage of the annual Product Royalties (as defined in the agreement) we receive pertaining to the products for which Dr. Goldenberg is an inventor and all products using, related to or derived from products for which Dr. Goldenberg is an inventor. These payments will continue for each Patented Product (as defined in the agreement) for the remaining Life of the Patent (as defined in the agreement) covering each Patented Product ("Patent Lifetime Royalty Payments"). The percentage of Product Royalties that we will pay to Dr. Goldenberg on each Patented Product will be determined based on the percentage of Product Royalties that we must pay to external third parties.

        Patent Lifetime Royalty Payments shall be due and owing from us to Dr. Goldenberg (or his estate or designated beneficiaries) throughout the Life of the Patent both during his employment with us and after his employment terminates, except that Patent Lifetime Royalty Payments shall not be payable in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. During the term of the Goldenberg Agreement, any quarterly payment of Patent Lifetime Royalty Payments will be paid to Dr. Goldenberg only to the extent that such Patent Lifetime Royalty Payments exceed the quarterly Minimum Payment (as defined in the Goldenberg Agreement) paid to him as described below.

        In the event we complete a Disposition (as defined in the Goldenberg Agreement) during the term of the Goldenberg Agreement, or within three years thereafter, of any one or more of our Undeveloped Assets (as defined in the Goldenberg Agreement) for which Dr. Goldenberg was an inventor, we will pay Dr. Goldenberg a sum equal to at least twenty percent, or more (as determined by the Board), of the Consideration we receive from each Disposition; provided, however that no such payment shall be due in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. Our obligation to compensate Dr. Goldenberg upon Dispositions of Undeveloped Assets applies to all Dispositions completed within the term of the Goldenberg Agreement or within three years thereafter, even if we actually receive the Consideration at some time after the three year period elapses.

        We agree to make a minimum payment of $150,000 (the "Minimum Payment") to Dr. Goldenberg during each of our fiscal years during the term of the Goldenberg Agreement, payable in equal quarterly payments, as an advance against the amounts due to Dr. Goldenberg as Additional Incentive Compensation, Patent Lifetime Royalty Payments and Dispositions of Undeveloped Assets.

        The Goldenberg Agreement provides that in the event we terminate Dr. Goldenberg's employment at any time without "Good Cause" (as defined in the Goldenberg Agreement) or Dr. Goldenberg resigns for "Good Reason" (as defined in the Goldenberg Agreement), Dr. Goldenberg will be entitled to receive a lump-sum severance payment in an amount equal to three times his Total Annual Compensation for the contract year in which the termination occurs. For this purpose, "Total Annual Compensation" is the sum of Dr. Goldenberg's annual base salary in effect at that time, the target bonus established for the fiscal year in which the date of termination occurs, the Minimum Payments due for that contract year, and the Additional Incentive Compensation. In addition, we will pay Dr. Goldenberg on a monthly basis the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 24 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of ours throughout such period. Dr. Goldenberg will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company. In the event we request that Dr. Goldenberg provide services to us after his employment has terminated, we will pay for the reasonable cost of an office and administrative assistant support for Dr. Goldenberg.

        The Goldenberg Agreement also provides that in the event we terminate Dr. Goldenberg's employment at any time without "Good Cause" or Dr. Goldenberg resigns for "Good Reason" within the two years following a Change in Control (as defined in the Goldenberg Agreement), we will pay Dr. Goldenberg for the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 36 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of ours throughout such period. Dr. Goldenberg will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company.

        We may require Dr. Goldenberg to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of Dr. Goldenberg's employment by us, or the termination thereof as a condition to receiving the severance payments described above.

        The Goldenberg Agreement provides that upon the occurrence of a Change in Control, all stock options, restricted stock and other equity rights held by Dr. Goldenberg will become fully vested and/or exercisable, as the case may be, on the date on which the Change in Control occurs, and all stock options held by Dr. Goldenberg shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of 24 months following the end of the remaining balance of the term of the Goldenberg Agreement; provided, however, that in no event will the options be exercisable (a) beyond their original term; or (b) beyond the extension period permitted under Section 409A of the Internal Revenue Code.

        The Goldenberg Agreement provides that throughout the term of the Goldenberg Agreement and for a period of three years thereafter, Dr. Goldenberg shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with us; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg shall, during the term of the Goldenberg Agreement and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg may continue to work and be compensated by the Company's majority-owned subsidiary, IBC Pharmaceuticals, Inc.

Michael R. Garone Change in Control and Severance Agreement

        On August 17, 2016, we entered into a Change in Control and Severance Agreement with Michael R. Garone, Vice President, Finance and Chief Financial Officer. This agreement provides for severance benefits in the event that Mr. Garone's employment with the Company is terminated pursuant to either (i) an involuntary termination within twelve (12) months following a "Change in Control" (as defined in the agreement), or (ii) a termination by the Company, other than for "Cause" (as defined in the agreement), during the "Pre-Closing Period" (as defined in the agreement). In the event of such termination, severance benefits for Mr. Garone will include: (i) a lump sum payment equal to two (2) times the sum of Mr. Garone's annual base salary and target bonus; (ii) a lump sum payment equal to Mr. Garone's target bonus, pro-rated for the number of full and/or partial months of the year completed prior to termination; (iii) accelerated vesting of all outstanding time-based equity awards; and (iv) continuation of health care coverage for a specified period.

Peter P. Pfreundschuh Consulting Agreement and Separation Agreement

        On June 16, 2016, Mr. Pfreundschuh resigned from the Company, effective June 27, 2016. On June 20, 2016, in connection with Mr. Pfreundschuh's resignation, we entered into a Separation Agreement with Mr. Pfreundschuh that provided for the payment of $107,000 in severance (which is the equivalent of 16 weeks of base salary continuation), as well as additional compensation for accrued vacation of $13,582 and the Company matched contribution of $663 under our 401(k) plan for fiscal year 2016. The Company and Mr. Pfreundschuh also entered into a Consulting Agreement effective June 24, 2016. Pursuant to the Consulting Agreement, Mr. Pfreundschuh also received $1,947 in consulting fees in fiscal year 2016 and $6,991 in consulting fees in fiscal year 2017, as well as a cash bonus in the amount of $25,000. All outstanding stock options and restricted stock units (RSUs) held by Mr. Pfreundschuh vested through August 12, 2016, the termination date of the Consulting Agreement, pursuant to the terms of the Consulting Agreement. The exercise period for Mr. Pfreundschuh's vested stock options is extended to November 12, 2016.

Calculation of Potential Payments upon Termination or Change in Control

        The following table shows potential payments to our named executive officers under their employment agreements in the form in which those agreements existed as of June 30, 2016, or change in control and severance agreement, as the case may be, for various scenarios involving a change in control or termination of employment as described above for each named executive officer. The data in the table reflects June 30, 2016 as a hypothetical termination date or change in control date and, where applicable, reflects amounts calculated using the $2.32 closing price of our common stock on June 30, 2016 (as reported on the NASDAQ Global Market). All defined terms not defined in this section have the meanings set forth in each officer's respective employment agreement or change in control and severance agreement.

Name	Trigger	Salary and Bonus ($)	Health and Welfare Benefits ($)	Stock Award Vesting Acceleration ($)(1)	Office and Secretarial Support ($)	Total ($)
Cynthia L. Sullivan	Termination without Cause or Resignation for Good Reason (before Change in Control)	$2,320,430	$29,878	—	—	$2,350,308
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$3,314,900	$29,878	$679,314	—	$4,024,092
	Voluntary Termination	—	—	—	—	—
	Disability	$331,490	—	—	—	$331,490
	Death	$331,490	—	—	—	$331,490
Dr. David M. Goldenberg(2)	Termination without Cause or Resignation for Good Reason (before Change in Control)	$3,580,630	$39,837	—	$228,693	$3,849,159
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$3,580,630	$59,755	$3,641,862	$343,039	$7,625,286
	Expiration or Non-renewal of Employment Agreement by Company	$463,063	—	—	—	$463,063
	Voluntary Termination	—	—	—	—	—
	Disability	$463,063	—	—	—	$463,063
	Death	$463,063	—	—	—	$463,063
Michael R. Garone	Termination without Cause or Resignation for Good Reason (before Change in Control during the Pre-Closing Period)	$870,000	—	—	—	$870,000
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$870,000	$28,464	$12,800	—	$911,264
	Expiration or Non-renewal of Employment Agreement by Company	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Disability	—	—	—	—	—
	Death	—	—	—	—	—
Peter P. Pfreundschuh	Termination without Cause or Resignation for Good Reason (before Change in Control during the Pre-Closing Period)	—	—	—	—	—
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	—	—	—	—	—
	Expiration or Non-renewal of Employment Agreement by Company	—	—	—	—	—
	Voluntary Termination	$132,000	—	—	—	$132,000
	Disability	—	—	—	—	—
	Death	—	—	—	—	—

(1)
The amounts reflected in this column assume that all outstanding stock options and other stock-based awards become fully vested and exercisable, as applicable, upon the occurrence of a change in control. In addition, following a change in control, all stock options held by Dr. Goldenberg will remain exercisable for a period of 24 months following the end of the remaining balance of the term of his employment agreement but not beyond the original term of the stock options. Likewise, if Ms. Sullivan's employment is terminated involuntarily coincident with or within one year following a change in control, all of her outstanding stock options will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement but not beyond the original term of the stock options.

(2)
The amounts reflected in the Salary and Bonus column include minimum Product Royalties as defined in the Goldenberg Agreement.

        The amounts shown in the table above and the assumptions upon which those amounts are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred on June 30, 2016. The actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then-applicable provisions of the employment agreements, change in control and severance agreement, stock option and restricted stock unit agreements and our stock incentive plans.

Fiscal Year 2016 Pension Benefits Table

        The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

2016 Non-Qualified Deferred Compensation Table

        The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Patent Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business.

Dr. David M. Goldenberg

        Dr. David M. Goldenberg was the founder of our Company 34 years ago and continues to play a critical role in our business. He currently serves as Chairman of our Board of Directors, Chief Scientific Officer and Chief Patent Officer, and he is married to our President and Chief Executive Officer, Ms. Cynthia L. Sullivan. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him. In addition, Dr. Goldenberg performs services for one of our subsidiaries, IBC Pharmaceuticals, Inc., as well as other businesses with which we are affiliated to varying degrees.

Relationships with The Center for Molecular Medicine and Immunology

        Our product development has involved, to varying degrees, CMMI, for the performance of certain basic research and patient evaluations, the results of which were made available to us pursuant to a collaborative research and license agreement. Dr. Goldenberg was the founder, President and a member of the Board of Trustees of CMMI.

        In fiscal years ended June 30, 2016, 2015 and 2014 we incurred $27,000, $33,000 and $26,000, respectively, of legal expenses on behalf of CMMI for patent-related matters. We have first rights to license these patents and may decide whether or not to support them. Any inventions made independently of us at CMMI are the property of CMMI. CMMI was dissolved in June 2015.

IBC Pharmaceuticals

        IBC Pharmaceuticals, Inc. ("IBC") is a majority-owned subsidiary of Immunomedics.

        As of June 30, 2016, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,615,124 shares of Series A Preferred Stock	73.46%
Third Party Investors	628,282 shares of Series B Preferred Stock	8.22%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

        In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders of IBC would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

        IBC is engaged in the research and development of novel cancer radioimmunotherapeutics using patented pretargeting technologies with proprietary, bispecific antibodies. Certain of our employees, including Dr. Goldenberg and Ms. Sullivan, are also employed by IBC. In his capacity as our Chief Scientific Officer and Chief Patent Officer and Chairman of IBC, Dr. Goldenberg directs the research and development activities for both Immunomedics and IBC. As a result, the development of new intellectual property is allocated to either Immunomedics or IBC and, in some cases is the joint property of Immunomedics and IBC.

        In fiscal year 2016, $87,340 of the compensation received by Dr. Goldenberg was compensation for his services to IBC. At June 30, 2016, Dr. Goldenberg was a director of IBC, while Ms. Sullivan, Mr. Garone and Mr. Chau Cheng, our Secretary, served as the acting President, Treasurer and Secretary, respectively, of IBC.

AUDIT COMMITTEE REPORT

        The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics' financial statements, financial reporting process, systems of internal control and the independence and performance of the independent registered public accounting firm.

        The Audit Committee is currently composed of three independent, non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the listing standards of the NASDAQ Global Market that govern audit committee composition, including the requirements that:

  •
  all audit committee members are "independent directors" as that term is defined in such listing standards;

  •
  all audit committee members are able to read and understand fundamental financial statements; and

  •
  at least one audit committee member is financially sophisticated.

        The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the NASDAQ listing standards. The Audit Committee has reviewed and updated the charter annually. The amended charter was reviewed and reassessed to be in compliance with the applicable NASDAQ and SEC rules. A complete copy of the current charter can be found on our website at www.immunomedics.com.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics' audited financial statements as of and for the year ended June 30, 2016.

        The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management's assessment that Immunomedics maintained effective internal control over financial reporting as of June 30, 2016, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

        The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

        The Audit Committee discussed with the independent registered public accounting firm the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

        The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by this proxy statement.

        The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm the independent registered accounting firm's independence. When considering the independent registered public accounting firm's independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics' consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2016. Information about the auditors' fees for fiscal year 2016 is listed below in this proxy statement under "Independent Registered

Public Accounting Firm." Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics' Annual Report on Form 10-K for the year ended June 30, 2016.

        The Audit Committee has also selected KPMG LLP as Immunomedics' independent registered public accounting firm for the fiscal year ending June 30, 2017.

The Audit Committee

Mary E. Paetzold, Chairperson
Brian A. Markison
Don C. Stark

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected, with the approval of the Board of Directors, the firm of KPMG LLP as Immunomedics' independent registered public accounting firm for fiscal 2017. KPMG LLP has served as our independent registered public accounting firm since September 2013. Ernst & Young LLP previously served as our independent registered public accounting firm from July 1, 2002 to June 30, 2013.

        Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Fees of Our Independent Registered Public Accounting Firm

        The following table sets forth the fees billed by KPMG LLP for professional services rendered for the audit of our fiscal 2016 financial statements and the fees billed in fiscal 2016 for the other services listed below.

	2016	2015*
Audit Fees(1)	$387,250	$479,800
Audit-related Fees(2)	30,000	30,000
Tax Fees	—	—
All Other Fees(3)	1,650	1,650

Total	$418,900	$511,450

*
2015 fees do not include $127,000 that was paid to Ernst & Young LLP as predecessor auditors.

(1)
Audit fees represent fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of internal controls over financial reporting, review of interim consolidated financial statements, comfort letters, consents and accounting and reporting consultations.

(2)
Audit-related fees represent audit of schedule of grant expenditures related to the proceeds received from the U.S. Department of Health and Human Services and the U.S. Department of Defense.

(3)
All other fees represent subscription fees for an online accounting research tool.

Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

        The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

        Prior to engaging KPMG LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of KPMG LLP's independence in the conduct of its auditing services.

        The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Before engagement of the independent registered public accounting firm for the next year's audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

          1.     Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

          2.     Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

          3.     Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

          4.     Other Services are those associated with services not captured in the other categories.

        Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $25,000.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners have been complied with, except for the following: Mr. Garone inadvertently filed one late report on July 5, 2016 relating to a single transaction, and each of Dr. Goldenberg and Ms. Sullivan filed a Form 5 on July 20, 2016, each reporting eight transactions which were not timely filed on Forms 4.

Stockholder Proposals for Fiscal 2017 Annual Meeting

        To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2017, stockholder proposals must be received no later than June 21, 2017 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by September 4, 2017, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

        We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials or provided contrary instructions will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder's unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, or if you are receiving multiple Notices and would like to receive a single copy of such materials in the future, please contact the Investor Relations Department at Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950, (973) 605-8200 or email Investor Relations at investor@immunomedics.com. We will respond promptly to such requests.

        For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

        Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,

CHAU CHENG, Secretary

        Our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.proxyvote.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
IMMUNOMEDICS, INC.

        Immunomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

          1.     The present name of the Corporation is Immunomedics, Inc.;

          2.     The original Articles of Incorporation of the Corporation (the "Original Certificate") were filed with the Secretary of State of the State of Delaware on July 6, 1982; the Corporation's First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 5, 2012; and the Corporations Second Amended and Restated Certificate of Incorporation (the "Second Amended and Restated Certificate") was filed with the Secretary of State of the State of Delaware on December 3, 2014;

          3.     This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware; and

          4.     This Amended and Restated Certificate of Incorporation amends and restates the Corporation's Second Amended and Restated Certificate in its entirety.

        The Second Amended and Restated Certificate is hereby amended and restated to read in its entirety as follows:

ARTICLE I

        The name of the Corporation is Immunomedics, Inc.

ARTICLE II

        The purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware, and to exercise any and all powers that corporations may now or hereafter exercise under the General Corporation Law of Delaware, including, without limitation, research and development activities whereby products may be produced for marketing in conjunction with other organizations.

ARTICLE III

        The duration of the Corporation shall be perpetual.

ARTICLE IV

        (a)   The Corporation shall be authorized to issue Two Hundred Five Million (205,000,000) shares, consisting of One Hundred Ninety-Five Million (195,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

        (b)   The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series the Board of

Directors is expressly authorized to fix the annual rate or rates for dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or other securities of the Corporation or of any other corporation, with any provisions for the subsequent adjustment of such conversion rights, and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

        All the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided.

ARTICLE V

        The stockholders of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE VI

        The business and affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors shall be fixed by resolution of the Board of Directors from time to time.

        The Board of Directors of the Corporation may, from time to time, distribute to its stockholders out of capital surplus of the Corporation a portion of its assets in cash or property.

        The Board of Directors of the Corporation, to the extent not prohibited by law, shall have the power to cause the Corporation to repurchase its own shares to the full extent of its unreserved and unrestricted capital surplus, or any other surplus, available therefor.

ARTICLE VII

        The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the General Corporation Law of Delaware, indemnify each director or officer or employee of the Corporation against expenses (including attorneys' fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys' fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

        The indemnification provided for by this Article VII shall not be deemed exclusive of any other rights to which directors or officers or employees of the Corporation may be entitled under any statute, agreement, by-law or action of the Board of Directors or stockholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer or employee of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article VII need not be limited to the power of indemnification of the Corporation under the provisions of Section 145.

        The Corporation shall indemnify each director, officer or employee of the Corporation who is, or is threatened to be made, a party to any threatened pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Corporation, by reason of the fact that such director, officer or employee is or was serving at the request of the Corporation as a "fiduciary" (as defined by Section 3(21)(A) of the Employee Retirement Income Security Act of 1974 ("ERISA") with regard to any employee benefit plan adopted by the Corporation, against expenses (including attorneys' fees) , claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from his gross negligence, fraud of willful breach of his fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Corporation, indemnification shall be made only against expenses (including attorneys' fees).

        The Corporation shall advance all expenses (including attorneys' fees) incurred by any director, officer or employee in defending any such civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding, unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned, or (b) the stockholders, determined that under the circumstances the person, by his conduct, is not entitled to indemnification because of his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the director, officer or employee, to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

ARTICLE VIII

        The address of the initial registered office of the Corporation is 100 West Tenth Street, Wilmington, County of New Castle, Delaware 19801 and the name of the initial registered agent at such address is The Corporation Trust Company.

ARTICLE IX

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be relieved of liability to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right of or protection afforded to a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

        The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the Original Certificate of the Corporation, and which has been duly adopted in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been duly executed by its duly authorized President and Chief Executive Officer this                day of December, 2016.

IMMUNOMEDICS, INC.
By:
Name:
	Title:	President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 14, 2016

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â    Please detach along perforated line and mail in the envelope provided.    â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
INK AS SHOWN HERE ☒

1.
Proposal to elect the nominees listed below as the Directors of the Company.

NOMINEES:		FOR	AGAINST	ABSTAIN
°	David M. Goldenberg	☐	☐	☐
°	Cynthia L. Sullivan	☐	☐	☐
°	Brian A. Markison	☐	☐	☐
°	Mary E. Paetzold	☐	☐	☐
°	Don C. Stark	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the compensation of our named executive officers.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. Proposal to approve the amendment and restatement of our Certificate of Incorporation, as amended.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
4. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

I/we plan to attend the 2016 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.
300 THE AMERICAN ROAD
MORRIS PLAINS, NEW JERSEY 07950
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 14, 2016
IMMUNOMEDICS, INC., BOARD OF DIRECTORS SOLICITS THIS PROXY

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated November 2, 2016, in connection with the 2016 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 14, 2016, at the offices of Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Cynthia L. Sullivan and Michael R. Garone, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR the approval of the compensation of our named executive officers (Proposal 2), FOR the approval of the amendment and restatement of our Certificate of Incorporation, as amended (Proposal 3), and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017 (Proposal 4).

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 14, 2016

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR -

TELEPHONE - Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR -

INTERNET - Access "www.proxyvote.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

        You may enter your voting instructions at www.proxyvote.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â    Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.    â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
INK AS SHOWN HERE ☒

1.
Proposal to elect the nominees listed below as the Directors of the Company.

NOMINEES:		FOR	AGAINST	ABSTAIN
°	David M. Goldenberg	☐	☐	☐
°	Cynthia L. Sullivan	☐	☐	☐
°	Brian A. Markison	☐	☐	☐
°	Mary E. Paetzold	☐	☐	☐
°	Don C. Stark	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the compensation of our named executive officers.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. Proposal to approve the amendment and restatement of our Certificate of Incorporation, as amended.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
4. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

I/we plan to attend the 2016 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.